Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

DATED AS OF NOVEMBER 2, 2011

BETWEEN

CABELA’S INCORPORATED,
as the Borrower,

THE LENDERS,

AND

U.S. BANK NATIONAL ASSOCIATION,
as the Administrative Agent, Swing Line Lender
and a LC Issuer,

WELLS FARGO BANK, N.A.,
as a LC Issuer and Syndication Agent,

BANK OF AMERICA, N.A.,
as Documentation Agent,

AND

U.S. BANK NATIONAL ASSOCIATION,
as Sole Lead Arranger and Sole Book Runner

i

SCHEDULES

PRICING SCHEDULE

SCHEDULE 1 – Commitments

SCHEDULE 1(a) – Existing Letters of Credit

SCHEDULE 5.8(a) – Subsidiaries

SCHEDULE 5.8(b) – Material Subsidiaries

SCHEDULE 5.8(c) – Excluded Subsidiaries

SCHEDULE 5.8(d) – Guarantors

SCHEDULE 5.13 – Properties

SCHEDULE 6.13 – Investments

SCHEDULE 6.14 - Liens

EXHIBITS

EXHIBIT A – Form of Compliance Certificate

EXHIBIT B – Form of Assignment and Assumption Agreement

EXHIBIT C – Form of Borrowing Notice

EXHIBIT D – Form of Note

EXHIBIT E – Form of Increasing Lender Supplement

EXHIBIT F – Form of Augmenting Lender Supplement

EXHIBIT G – List of Closing Documents

v

CREDIT AGREEMENT

This Credit Agreement (the “Agreement”), dated as of November 2, 2011 (the “Effective Date”) is between CABELA’S INCORPORATED, a Delaware corporation (the “Borrower”), the Lenders and U.S. Bank National Association, a national banking association, as a LC Issuer, Swing Line Lender and as Administrative Agent.  The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement the following capitalized terms shall have the following meanings:

“Acquisition”:  Any transaction, or any series of related transactions, consummated on or after the Effective Date, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation, partnership or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation that have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Administrative Agent”:  U.S. Bank in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Advance”:  A borrowing hereunder, (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurocurrency Loans, for the same Interest Period.  The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.

“Affected Lender”:  As defined in Section 2.20.

“Affiliate”:  With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, without limitation, such Person’s Subsidiaries.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Aggregate Commitment”:  The aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.  As of the Effective Date, the Aggregate Commitment is $415,000,000.

“Aggregate Outstanding Credit Exposure”:  At any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreed Currencies”:  As applicable, (a) Dollars, (b) so long as such currencies remain Eligible Currencies, Pounds Sterling and euro, and (c) any other Eligible Currency that the Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and that is acceptable to all of the Lenders and each LC Issuer.

“Agreement”:  This Credit Agreement, as it may be amended or modified and in effect from time to time.

“Alternate Base Rate”:  For any day, a rate of interest per annum equal to the highest of (a) the Prime Rate for such day, (b) the sum of the Federal Funds Effective Rate for such day plus 0.5% per annum and (c) the Eurocurrency Rate (without giving effect to the Applicable Margin) for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) for Dollars plus 1.50% (for the avoidance of doubt, the Eurocurrency Rate for any day shall be based on the rate reported by the applicable financial information service at approximately 11:00 a.m. London time on such day).

“Applicable Fee Rate”:  At any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

“Applicable Margin”:  With respect to Advances of any Type at any time, the percentage rate per annum that is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

“Approved Fund”:  Any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger”:  U.S. Bank, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

“Article”:  An article of this Agreement unless another document is specifically referenced.

“Augmenting Lender”:  As defined in Section 2.26.

“Authorized Officer”:  Any of the chief financial officer or treasurer of the Borrower, acting singly.

“Available Aggregate Commitment”:  At any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Banker’s Acceptances”:  Banker’s acceptances, bank guaranties, time deposits and similar instruments issued in connection with commercial Letters of Credit issued hereunder.

“Base Rate”:  For any day, a rate per annum equal to  (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

“Base Rate Advance”:  An Advance that, except as otherwise provided in Section 2.11, bears interest at the Base Rate.

“Base Rate Loan”:  A Loan that, except as otherwise provided in Section 2.11, bears interest at the Base Rate.

“Borrower”:  Cabela’s Incorporated and its successors and assigns.

“Borrowing Date”:  A date on which an Advance is made or a Facility LC is issued hereunder.

“Borrowing Notice”:  As defined in Section 2.8.

“Business Day”:  As applicable, (a) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Minneapolis, Minnesota, New York, New York and London, England for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Minneapolis, Minnesota and New York, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capital Expenditures”:  Without duplication, any expenditures for any purchase or other acquisition of any asset that would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

“Capitalized Lease”:  With respect to a Person, any lease of Property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations”:  With respect to a Person, the amount of the obligations of such Person under Capitalized Leases that would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalent Investments”:  Without duplication, (a) short-term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (c) demand deposit accounts maintained in the ordinary course of business, (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $500,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest, (e) shares of money market mutual funds that are rated at least “AAAm” or “AAA-G” by S&P or “P-1” or better by Moody’s and (f) other readily marketable investments in debt securities which are reasonably acceptable to the Required Lenders.

“Cash Management Services”:  Any banking services that are provided to the Borrower or any Subsidiary by the Administrative Agent or any of its Affiliates (other than pursuant to this Agreement) or any other Lender, including without limitation:  (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) stored value cards, (f) automated clearing house or wire transfer services, or (g) treasury management, including controlled disbursement, consolidated account, lockbox, overdraft, return items, sweep and interstate depository network services.

“Change in Control”:  Any of (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 40% or more of the outstanding shares of voting stock of the Borrower (other than by Richard N. Cabela or James W. Cabela or a group controlled by Richard N. Cabela or James W. Cabela); (b) within any twelve-month period, occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the Borrower shall cease to own, free and clear of all Liens or other encumbrances other than Permitted Liens, 100% of the outstanding shares of voting stock or other equity interest of each Material Subsidiary on a fully diluted basis.

“Code”:  The Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral Documents”:  Each pledge agreement executed by a Pledgor pursuant to Section 6.18.

“Collateral Shortfall Amount”:  As defined in Section 8.1(a).

“Commitment”:  For each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth on Schedule 1, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3(b) or as otherwise modified from time to time pursuant to the terms hereof.

“Commitment Fee(s)”:  As defined in Section 2.5.

“Computation Date”:  As defined in Section 2.2.

“Consolidated Capital Expenditures”:  With reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

“Consolidated EBITDA”:  For any Reference Period, with respect to Borrower and its consolidated Subsidiaries, Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income and without duplication, the sum of (a) Consolidated

Interest Expense, (b) provision for taxes, (c) depreciation expense, (d) amortization expense, (e) extraordinary non-cash expenses, charges or losses, and (f) non-cash expenses related to stock based compensation, minus, to the extent included in Consolidated Net Income, (1) extraordinary income or gains realized other than in the ordinary course of business, and (2) interest income, but not including interest from economic development bonds.

“Consolidated Funded Indebtedness”:  At any time the aggregate dollar amount of Consolidated Indebtedness minus Net Mark-to-Market Exposure under Rate Management Transactions and other Financial Contracts and the undrawn face amount of commercial Letters of Credit.

“Consolidated Indebtedness”:  At any time the Indebtedness of the Borrower and its Subsidiaries (but excluding WFB), calculated on a consolidated basis as of such time.

“Consolidated Interest Expense”:  For any Reference Period, the interest expense of the Borrower and its Subsidiaries (but excluding WFB) calculated on a consolidated basis for such period.

“Consolidated Net Income”:  With reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period, excluding extraordinary gains and losses, realized or incurred, other than in the ordinary course of business, and prepared in accordance with GAAP.

“Consolidated Net Worth”:  At any time the consolidated stockholders’ equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time, all as defined according to GAAP.

“Consolidated Rentals”:  With reference to any period, the Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

“Contingent Obligation”:  With respect to a Person, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Controlled Group”:  All members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control that, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice”:  As defined in Section 2.9.

“Credit Extension”:  The making of an Advance or the issuance of a Facility LC hereunder.

“Current Extension Commitments”:  As defined in Section 2.25(c).

“Daily Eurocurrency Base Rate”:  With respect to a Swing Line Loan, the applicable British Bankers’ Association Interest Settlement Rate for Dollar LIBOR for one month appearing on the applicable Reuters Screen LIBOR01 as of 11:00 a.m. (London time) on a Business Day, provided that, (a) if the applicable Reuters Screen LIBOR01 for Dollar LIBOR is not available to the Administrative Agent for any reason, the applicable Daily Eurocurrency Base Rate for one month shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in Dollar LIBOR for one month as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time) on a Business Day, provided that, if no such British Bankers’ Association Interest Settlement Rate is available to the Administrative Agent, the applicable Daily Eurocurrency Base Rate for one month shall instead be the rate determined by the Administrative Agent to be the rate at which U.S. Bank or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) on a Business Day in the approximate amount of U.S. Bank’s relevant Swing Line Loan and having a maturity equal to one month.  For purposes of determining any interest rate hereunder or under any other Loan Document that is based on the Daily Eurocurrency Base Rate, such interest rate shall change as and when the Daily Eurocurrency Base Rate shall change.

“Daily Eurocurrency Loan”:  A Swing Line Loan that, except as otherwise provided in Section 2.11, bears interest at the Daily Eurocurrency Rate.

“Daily Eurocurrency Rate”:  With respect to a Swing Line Loan, the sum of (a) the quotient of (i) the Daily Eurocurrency Base Rate, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin.

“Deemed Dividend Problem”:  With respect to any Foreign Subsidiary, any portion of such Foreign Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to the Borrower or the applicable parent Domestic Subsidiary for U.S. federal income tax purposes and the effect of such repatriation causing adverse tax consequences to the Borrower or such parent Domestic Subsidiary, in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

“Default”:  An event that but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Defaulting Lender”:  Any Lender, as determined by the Administrative Agent, that has (a) failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any LC Issuer, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs or Swingline Loans) within two Business Days of the date when due, (b) notified the Borrower, the Administrative Agent, any LC Issuer, the Swing Line Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within two (2) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Facility LCs and Swing Line Loans (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s and the Borrower’s receipt of such confirmation), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that a Lender shall not become a Defaulting Lender solely as the result of (x) the acquisition or maintenance of an ownership interest in such Lender or a Person controlling such Lender or (y) the exercise of control over a Lender or a Person controlling such Lender, in each case, by a governmental authority or an instrumentality thereof.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender upon notification of such determination by the Administrative Agent to the Borrower, the LC Issuers, the Swing Line Lender and the Lenders.

“Dollar” and “$”:  The lawful currency of the United States of America.

“Dollar Amount”:  On any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in an Agreed Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 2.2 using the Exchange Rate with respect to such Agreed Currency at the time in effect.

“Domestic Subsidiary”:  A Subsidiary of the Borrower incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Assignee”:  Any of (a) a Lender; (b) an Approved Fund; (c) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization; (d) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (d); or (e) the central bank of any country that is a member of the OECD; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

“Eligible Currency”:  Any currency other than Dollars that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Amount may be readily calculated.  If, after the designation by the Lenders of any currency as an Agreed Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, and such country’s currency is, in the determination of the Administrative Agent, (i) no longer readily available or freely traded or (ii) as to which, in the determination of the Administrative Agent, a Dollar Amount is not readily calculable ((i) and (ii) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrower, and such country’s currency shall no longer be an Agreed Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days of receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Amount of Loans in Dollars, subject to the other terms contained in Article II.

“Environmental Laws”:  Any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate”:  Any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event”:  Any of (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of withdrawal liability under Section 4201 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU”:  The European Union.

“euro” and/or “EUR”:  The single currency of the participating member states of the EU.

“Eurocurrency Advance”:  An Advance that, except as otherwise provided in Section 2.11, bears interest at the applicable Eurocurrency Rate.

“Eurocurrency Base Rate”:  With respect to a Eurocurrency Advance for the relevant Interest Period, the applicable British Bankers’ Association Interest Settlement Rate for deposits in the applicable Agreed Currency (Dollar LIBOR, Sterling LIBOR or EURIBOR, as applicable) appearing on the applicable Reuters Screen for such Agreed Currency as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period, provided that, if the applicable Reuters Screen for such Agreed Currency is not available to the Administrative Agent for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in the applicable Agreed Currency as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers’ Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which U.S. Bank or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of U.S. Bank’s relevant Eurocurrency Loan and having a maturity equal to such Interest Period.

“Eurocurrency Loan”:  A Loan that, except as otherwise provided in Section 2.11, bears interest at the applicable Eurocurrency Rate.

“Eurocurrency Rate”:  With respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period plus (ii) the Applicable Margin.

“Event of Default”:  As defined in Article VII.

“Exchange Rate”:  On any day, for purposes of determining the Dollar Amount of any other currency, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day on the Reuters WRLD Page for such currency.  In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Exchange Rate Date”:  If on such date any outstanding Loan is (or any Loan that has been requested at such time would be) denominated in a currency other than Dollars, each of:

(a)         the last Business Day of each calendar quarter,

(b)         if an Event of Default has occurred and is continuing, any other Business Day designated as an Exchange Rate Date by the Administrative Agent in its sole discretion, and

(c)         each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing Notice or a Conversion/Continuation Notice with respect to Loans or (ii) each request for the issuance or Modification of any Facility LC or the extension of any Swing Line Loan.

“Excluded Subsidiaries”:  As defined in Section 5.8.

“Excluded Taxes”:  In the case of each Lender or applicable Lending Installation, each LC Issuer and the Administrative Agent, (a) Taxes imposed on its overall net income, (b) franchise Taxes and branch profits Taxes imposed on it by the respective jurisdiction under the laws of which such Lender, such LC Issuer or the Administrative Agent is incorporated or organized or the jurisdiction in which the Administrative Agent’s, such LC Issuer’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located, (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.20), any withholding tax that is imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party hereto (or designates a new Lending Installation) or is attributable to such Non-U.S. Lender’s failure or inability (other than as a result of a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided) to comply with Section 3.5(f), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Installation (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.5(a), and (d) any U.S. federal withholding taxes imposed by FATCA.

“Exhibit”:  An exhibit to this Agreement, unless another document is specifically referenced.

“Existing Credit Facility”:  That certain Second Amended and Restated Credit Agreement dated as of July 15, 2005, as amended by the First Amendment to Second Amended and Restated Credit Agreement dated as of August 15, 2007, and the Second Amendment to Amended and Restated Credit Agreement dated as of December 11, 2009, by and between the Borrower and the Subsidiaries of the Borrower party thereto, the banks signatory thereto and U.S. Bank National Association, as administrative agent for the banks, as amended, modified or supplemented from time to time.

“Existing Letters of Credit”:  Letters of Credit issued under the Existing Credit Facility and identified on Schedule 1(a).

“Extended Termination Date”:  As defined in Section 2.25(a).

“Extension”:  As defined in Section 2.25(a).

“Extension Amendments”:  As defined in Section 2.25(e).

“Extension Offer”:  As defined in Section 2.25(a).

“Facility LC”:  As defined in Section 2.19(a), and including all Existing Letters of Credit.

“Facility LC Application”:  As defined in Section 2.19(c).

“Facility LC Collateral Account”:  As defined in Section 2.19(k).

“Facility Termination Date”:  November 2, 2016, or any later date as may be specified as the Extended Termination Date in accordance with Section 2.25(a) or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“FATCA”:  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or amended or successor version that is substantively comparable and not materially more onerous to comply with) and any regulations promulgated thereunder or official interpretations thereof.

“Federal Funds Effective Rate”:  For any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the

Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations at approximately 10:00 a.m. (Minneapolis time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Financial Contract”:  With respect to a Person, (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

“Fixed Charge Coverage Ratio”:  As of any date of calculation, the ratio of (a) Consolidated EBITDA plus Consolidated Rentals minus Restricted Payments minus provision for taxes to (b) Consolidated Interest Expense, plus Consolidated Rentals.

“Foreign Subsidiary”:  Any Subsidiary organized under the laws of a jurisdiction not located in the United States of America.

“Fund”:  Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP”:  Generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

“Guarantor”:  Individually and collectively, (a) each Subsidiary of the Borrower that passes the Material Subsidiary Test, and its successors and assigns, other than any Foreign Subsidiary subject to a Deemed Dividend Problem, (b) any Subsidiary of the Borrower listed on Schedule 5.8(d), (c) each Subsidiary (other than the Excluded Subsidiaries) that is an obligor in respect of the Senior Notes, and (d) each other Subsidiary of the Borrower that may from time to time be a party to the Guaranty.

“Guaranty”:  That certain Guaranty dated as of November 2, 2011 executed by the Guarantors in favor of the Administrative Agent, for the ratable benefit of the Lender Parties, as it may be amended or modified and in effect from time to time.

“Highest Lawful Rate”:  On any day, the maximum non-usurious rate of interest permitted for that day by applicable federal or state law stated as a rate per annum.

“Increasing Lender”:  As defined in Section 2.26.

“Indebtedness”:  With respect to a Person, such Person’s (a) obligations for borrowed money (including the Obligations hereunder), (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens on Property now or hereafter owned or acquired by such Person, (d) obligations that are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (f) Capitalized Lease Obligations, (g)

obligations of such Person as an account party with respect to standby and commercial Letters of Credit, (h) Contingent Obligations of such Person (except Contingent Obligations between Subsidiaries), (i) Net Mark-to-Market Exposure under Rate Management Transactions and other Financial Contracts, (j) receivables transaction attributed indebtedness and (k) any other obligation for borrowed money or other financial accommodation that in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

“Indemnified Taxes”:  Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes and Other Taxes.

“Interest Period”:  With respect to a Eurocurrency Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement and, with respect to a Daily Eurocurrency Rate, a period of one day.  Such Interest Period with respect to a Eurocurrency Advance shall end on the day that corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month.  If an Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period with respect to a Eurocurrency Advance shall end on the immediately preceding Business Day.

“Investment”:  With respect to a Person, any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities (including warrants or options to purchase securities) owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“ISP98”:  The International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“LC Issuer”:  Any Lender (or any subsidiary or affiliate of a Lender designated by such Lender) in its capacity as an issuer of Facility LCs hereunder; provided that no Lender shall have any obligation to issue Facility LCs hereunder unless it affirmatively designates itself in writing to the Borrower and the Administrative Agent as a LC Issuer.  As of the Effective Date, the LC Issuers are U.S. Bank and Wells Fargo Bank, N.A.

“LC Obligations”:  At any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date”:  As defined in Section 2.19(e).

“Lender Parties”:  The Administrative Agent, the LC Issuers, the Lenders, any indemnified party arising under the Loan Documents, and any Affiliate of any Lender to which any Obligations are owed.

“Lenders”:  The lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.  Unless otherwise specified, the term “Lenders” includes U.S. Bank in its capacity as Swing Line Lender.

“Lending Installation”:  With respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed in Section 13.1 (in the case of the Administrative Agent) or on its administrative questionnaire (in the case of a Lender) or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.

“Letter of Credit”:  With respect to a Person, a letter of credit or similar instrument that is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Letter of Credit Application”:  An application, in the form specified by the applicable LC Issuer from time to time, requesting such LC Issuer to issue a Facility LC.

“Leverage Ratio”:  As of any date of calculation, the ratio of (i) the average Consolidated Funded Indebtedness outstanding at the end of each fiscal quarter of the Borrower during the Borrower’s then most-recently ended four fiscal quarters to (ii) Consolidated EBITDA for the Borrower’s then most-recently ended four fiscal quarters.

“Lien”:  Any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement (other than deposits made in bank and investment accounts), encumbrance, priority or other security agreement or similar arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan”:  A Revolving Loan or a Swing Line Loan.

“Loan Documents”:  This Agreement, the Facility LC Applications, the Guaranty, any Collateral Documents, any note or notes executed by the Borrower in connection with this Agreement and payable to a Lender, and any other document or agreement, now or in the future, executed by the Borrower for the benefit of the Administrative Agent or any Lender in connection with this Agreement.

“Loan Party” or “Loan Parties”:  Individually or collectively, the Borrower and the Guarantors.

“Material Adverse Effect”:  A material adverse effect on (i) the business, Property, liabilities (actual and contingent), operations or condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuers or the Lenders under the Loan Documents.

“Material Indebtedness”:  Indebtedness in an outstanding principal amount of $20,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

“Material Indebtedness Agreement”:  Any agreement under which any Material Indebtedness was created or is governed or that provides for the incurrence of Indebtedness in an amount that would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Material Subsidiary”:  Each Subsidiary listed on Schedule 5.8(b), along with each other Subsidiary that subsequently passes the Material Subsidiary Test.

“Material Subsidiary Test”:  A determination of whether any Subsidiary (excluding WFB) of the Borrower (a) that has total assets in excess of at least five percent (5%) of the consolidated total assets of the Borrower as shown on the most recent balance sheet provided pursuant to Section 6.1 or (b) has total assets of which, together with the total assets of each other Subsidiary (excluding WFB) that is not a Material Subsidiary and is not a Guarantor, are at least ten percent (10%) of the consolidated total assets of the Borrower as shown on the most recent balance sheet provided pursuant to Section 6.1.

“Maximum Foreign Currency Amount”:  $20,000,000.

“Minimum Extension Condition”:  As defined in Section 2.25(d).

“Modify” and “Modification”:  As defined in Section 2.19(a).

“Moody’s”:  Moody’s Investors Service, Inc.

“Multiemployer Plan”:  A Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Mark-to-Market Exposure”:  With respect to a Person, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions.  “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

“Non-U.S. Lender”:  A Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note”:  As defined in Section 2.13(d).

“Obligations”:  All unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all obligations in connection with Cash Management Services, all Rate Management Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent, any LC Issuer or any indemnified party arising under the Loan Documents.

“Operating Lease”:  With respect to a Person, any lease of Property (other than a Capitalized Lease) by such Person as lessee that has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Other Taxes”:  All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Outstanding Credit Exposure”:  As to any Lender at any time, the sum of (i) the aggregate principal Dollar Amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time, plus (iii) the Dollar Amount equal to its Pro Rata Share of the LC Obligations at such time.

“Participants”:  As defined in Section 12.2(a).

“Participant Register”:  As defined in Section 12.2(c).

“Payment Date”:  The last day of each month.

“PBGC”:  The Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Acquisition”:  Any Acquisition made by the Borrower or any of its Subsidiaries, provided that, (a) as of the date of the consummation of such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Acquisition, (b) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement that has been (if required by the governing documents of the seller or entity to be acquired) approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired, (c) the business to be acquired in such Acquisition is in the same line of business as the Borrower’s or a line of business incidental thereto, (d) as of the date of the consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained, and (e) the Borrower shall have furnished to the Administrative Agent a certificate demonstrating in reasonable detail pro forma compliance with the financial covenant contained in Section 6.17(b) for such period, in each case, calculated as if such Acquisition, including the consideration therefor, had been consummated on the first day of such period.

“Person”:  Any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan”:  An employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Pledgor”:  Each parent (whether the Borrower or a Subsidiary) of a Material Subsidiary that is a Foreign Subsidiary subject to a Deemed Dividend Problem.

“Pounds Sterling”:  The lawful currency of the United Kingdom.

“Pricing Schedule”:  The Schedule attached hereto identified as such.

“Prime Rate”:  A rate per annum equal to the prime rate of interest announced from time to time by U.S. Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Prior Extension Commitments”:  As defined in Section 2.25(c).

“Property”:  With respect to a Person, any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share”:  With respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment, provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (a) such Lender’s Outstanding Credit Exposure at such time by (b) the Aggregate Outstanding Credit Exposure at such time; and provided, further, that when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment or, if all of the Commitments are terminated, the percentage of the Aggregate Outstanding Credit Exposure (disregarding any Default in Lender’s Outstanding Credit Exposure) represented by such Lender’s Outstanding Credit Exposure.

“Purchasers”:  As defined in Section 12.3(a).

“Quotation Date”:  In relation to any Interest Period for which an interest rate is to be determined, (a) if the related Advance is denominated in Dollars, two Business Days before the first day of that period, (b) if the related Advance is denominated in euro, two TARGET Days and two London Business Days (to the extent the two are not the same) before the first day of such period, (c) if the related Advance is denominated in Pounds Sterling, the first day of such period and (d) if the related Advance is denominated in any other Agreed Currency, the day determined by the Administrative Agent in accordance with its general practice for such Agreed Currency; provided, however, that for purposes of the definition of Alternative Base Rate only, the Quotation Rate for Eurocurrency Rates shall be each Business Day.

“Rate Management Obligations”:  With respect to a Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions with a Lender or an Affiliate of a Lender, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions with a Lender or an Affiliate of a Lender.

“Rate Management Transaction”:  Any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower or any Subsidiary that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Reference Period”:  For purposes of calculating Consolidated EBITDA or Consolidated Interest Expense, any four consecutive fiscal quarters.

“Register”:  As defined in Section 12.3(d).

“Regulation D”:  Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U”:  Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations”:  At any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse a LC Issuer for amounts paid by such LC Issuer in respect of any one or more drawings under Facility LCs.

“Rentals”:  With respect to a Person, the aggregate fixed amounts payable by such Person under any Operating Lease.

“Reports”:  As defined in Section 9.6(a).

“Required Lenders”:  Lenders (excluding any Defaulting Lender) in the aggregate having greater than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than 50% of the Aggregate Outstanding Credit Exposure.

“Reserve Requirement”:  With respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) that is imposed under Regulation D on Eurocurrency liabilities.

“Restricted Payment”:  Any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in the Borrower or any Subsidiary thereof or any option, warrant or other right to acquire any such equity interest in the Borrower or any Subsidiary thereof.

“Revolving Loan”:  With respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).

“Risk-Based Capital Guidelines”:  Collectively, (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations.

“S&P”:  Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Schedule”:  A specific schedule to this Agreement, unless another document is specifically referenced.

“Section”:  A numbered section of this Agreement, unless another document is specifically referenced.

“Senior Noteholders”:  The holders of the Senior Notes.

“Senior Notes”:  Collectively, (a) the $215,000,000 5.99% Senior Notes, Series 2006-A, due February 27, 2016, (b) the $60,000,000 6.08% Senior Notes, Series 2007-A, due June 15, 2017, and (c) the $57,000,000 7.20% Series 2008-A Notes, due January 16, 2018, each issued pursuant to that certain Note Purchase Agreement, dated February 27, 2006, as amended and/or supplemented by (i) that certain Amendment No. 1 to Note Purchase Agreement, dated June 15, 2007, (ii) that certain First Supplement to Note Purchase Agreement, dated June 15, 2007, and (iii) that certain Second Supplement to Note Purchase Agreement, dated January 16, 2008, as further amended, supplemented, restated or replaced from time to time, and any other notes that may from time to time be issued pursuant thereto.

“Standby LC Fee”:  As defined in Section 2.19(d).

“Stated Rate”:  As defined in Section 2.21.

“Subordinated Debt”:  Any Indebtedness of the Borrower or any of its Subsidiaries, now existing or hereafter created, incurred or arising, which is subordinated in right of payment to the payment of the Obligations in a manner and to an extent (a) that the Required Lenders have approved in writing prior to the creation of such Indebtedness, or (b) as to any Indebtedness of the Borrower or any of its Subsidiaries existing on the date of this Agreement, that the Required Lenders have approved as Subordinated Debt in a writing delivered by the Required Lenders to the Borrower on or prior to the Effective Date.

“Subsidiary”:  With respect to a Person, (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

 “Substantial Portion”:  With respect to the Property of the Borrower and its Subsidiaries, Property that represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries taken as a whole or Property that is responsible for more than 10% of the Consolidated Net Income of the Borrower and its Subsidiaries taken as a whole, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month immediately prior to the month in which such determination is made (or if financial statements have not been delivered hereunder for that month that begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month in which such determination is made).

“Swing Line Borrowing Notice”:  As defined in Section 2.4(b).

“Swing Line Lender”:  U.S. Bank or such other Lender that may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

“Swing Line Loan”:  A Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.4.

“Swing Line Sublimit”:  The maximum principal amount of Swing Line Loans the Swing Line Lender may have outstanding to the Borrower at any one time, which, as of this date, is $20,000,000.

“TARGET”:  Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“TARGET Day”:  Any day on which TARGET is open for settlement of payments in euro.

“Taxes”:  Any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing, including interest, additions to tax and penalties applicable thereto.

“Transferee”:  As defined in Section 12.3(e).

“Type”:  With respect to any Advance, its nature as a Base Rate Advance or a Eurocurrency Advance and with respect to any Loan, its nature as a Base Rate Loan or a Eurocurrency Loan.

“Uniform Customs”:  The Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.

“U.S. Bank”:  U.S. Bank National Association, a national banking association, in its individual capacity, and its successors.

“WFB”:  World’s Foremost Bank, a state charted bank, and a Subsidiary of the Borrower, and any of WFB’s Subsidiaries.

“Wholly-Owned Subsidiary”:  With respect to a Person, (a) any Subsidiary of which 100% of the beneficial ownership interests are at the time owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the beneficial ownership interests are at the time so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE CREDITS

2.1.           Commitment.  From and including the Effective Date and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower in Agreed Currencies and participate in Facility LCs issued upon the request of the Borrower, provided that, (i) after giving effect to the making of each such Loan and the issuance of each such Facility LC, the Dollar Amount of such Lender’s Outstanding Credit Exposure shall not exceed its Commitment, (ii) the aggregate outstanding principal Dollar Amount of all Eurocurrency Advances in Agreed Currencies other than Dollars shall not exceed the Maximum Foreign Currency Amount, and (iii) all Base Rate Loans shall be made in Dollars.  Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date.  The Commitments to extend credit hereunder shall expire on the Facility Termination Date.  The LC Issuers will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

2.2.           Determination of Dollar Amounts; Required Payments; Termination.  The Administrative Agent will determine the Dollar Amount of:  (a)  each Advance as of the date three Business Days prior to the Borrowing Date or, if applicable, date of conversion/continuation of such Advance, and (b) all outstanding Advances (i) as of the date three Business Days prior to the Borrowing Date or, if applicable, date of conversion/continuation of any Advance, (ii) on and as of the last Business Day of each quarter and (iii) on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.  Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a) and (b) is herein described as a “Computation Date” with respect to each Advance for which a Dollar Amount is determined on or as of such day.  If at any time the Dollar Amount of the Aggregate Outstanding Credit Exposure exceeds the Aggregate Commitment by more than 5% of the Aggregate Commitment, the Borrower shall immediately make a payment on the Obligations sufficient to eliminate such excess.  The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

2.3.           Ratable Loans; Types of Advances.  Each Advance hereunder (other than any Swing Line Loan) shall consist of Revolving Loans made from the several Lenders ratably according to their Pro Rata Shares.  The Advances may be Base Rate Advances or Eurocurrency Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9, or Swing Line Loans selected by the Borrower in accordance with Section 2.4.

2.4.           Swing Line Loans.

(a)           Amount of Swing Line Loans.  Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the Effective Date and prior to the Facility Termination Date, the Swing Line Lender may, at its option, on the terms and conditions set forth in this Agreement, make Swing Line Loans in Dollars to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Sublimit, provided that the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and provided further that at no time shall the sum of (i) the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.1, plus (iii) the Dollar Amount of the Swing Line Lender’s Pro Rata Share of the LC Obligations, exceed the Swing Line Lender’s Commitment at such time.  Subject to the terms of this Agreement (including, without limitation the discretion of the Swing Line Lender), the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

(b)           Borrowing Notice.  The Borrower shall deliver to the Administrative Agent and the Swing Line Lender irrevocable notice (a “Swing Line Borrowing Notice”) not later than 11:00 a.m. (Minneapolis time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000.

(c)           Making of Swing Line Loans; Participations.  Not later than 2:00 p.m. (Minneapolis time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available, to the Administrative Agent at its address specified pursuant to Article XIII.  The Administrative Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Administrative Agent’s aforesaid address.  Each time that a Swing Line Loan is made by the Swing Line Lender pursuant to this Section 2.4(c), the Swing Line Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swing Line Lender a participation in such Swing Line Loan in proportion to its Pro Rata Share.

(d)           Repayment of Swing Line Loans.  Each Swing Line Loan shall be paid in full by the Borrower on the date selected by the Administrative Agent.  In addition, the Swing Line Lender may at any time in its sole discretion with respect to any outstanding Swing Line Loan, require each Lender to fund the participation acquired by such Lender pursuant to Section 2.4(c) or require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan.  Not later than 11:00 a.m. (Minneapolis time) on the date of any notice received pursuant to this Section 2.4(d), each Lender shall make available its required Revolving Loan, in funds immediately available to the Administrative Agent at its address specified pursuant to Article XIII.  Revolving Loans made pursuant to this Section 2.4(d) shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurocurrency Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations set forth in this Article II.  Unless a Lender shall have notified the Swing Line Lender, prior to the Swing Line Lender’s making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.4(d) to repay Swing Line Loans or to fund the participation acquired pursuant to Section 2.4(c) shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Borrower, the Administrative Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Event of Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever.  In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.4(d), interest shall accrue thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received and the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied.  On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

2.5.           Commitment Fee.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share a commitment fee (“Commitment Fee”) at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Commitment from the Effective Date to and including the Facility Termination Date, payable in arrears on the last day of each quarter hereafter and on the Facility Termination Date.  Commercial Letters of Credit (including Banker’s Acceptances) shall not count as usage of the Aggregate Commitment for the purpose of calculating the Commitment Fee due hereunder with respect to any Lender.  In addition, Swing Line Loans shall not count as usage of the Aggregate Commitment for the purpose of calculating the Commitment Fee due hereunder with respect to any Lender other than the Swing Line Lender, except to the extent another Lender’s participation in such Swing Line Loans has been funded by such Lender.  The Administrative Agent shall promptly notify Borrower in writing if any Lender funds its participation in any Swing Line Loan.

2.6.           Minimum Amount of Each Advance.  Each Eurocurrency Advance shall be in the minimum amount of $1,000,000 and incremental amounts in integral multiples of $500,000, and each Base Rate Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $500,000 and incremental amounts in integral multiples of $500,000, provided, however, that any Base Rate Advance may be in the amount of the Available Aggregate Commitment.

2.7.           Reductions in Aggregate Commitment; Optional Principal Payments. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least five Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure.  All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.  The Borrower may from time to time pay, without penalty or premium, all outstanding Base Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $500,000, any portion of the outstanding Base Rate Advances (other than Swing Line Loans) upon same day notice to the Administrative Agent.  The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or any portion of the outstanding Swing Line Loans, with notice to the Administrative Agent and the Swing Line Lender by 11:00 a.m. (Minneapolis time) on the date of repayment.  The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurocurrency Advances, or, in a minimum aggregate amount of $500,000, any portion of the outstanding Eurocurrency Advances upon three Business Days’ prior written notice to the Administrative Agent.

2.8.           Method of Selecting Types and Interest Periods for New Advances.  The Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto from time to time.  The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit C (a “Borrowing Notice”) not later than 11:00 a.m. (Minneapolis time) on the Borrowing Date of each Base Rate Advance (other than a Swing Line Loan), three Business Days before the Borrowing Date for each Eurocurrency Advance in Dollars and four Business Days before the Borrowing Date for each Eurocurrency Advance in a currency other than Dollars, specifying:

(i)	the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)	the aggregate amount of such Advance,

(iii)	the Type of Advance selected, and

(iv)	in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto.

Promptly following receipt of a Borrowing Notice in accordance with this Section 2.8, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested borrowing.  Not later than 2:00 p.m. (Minneapolis time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available to the Administrative Agent at its address specified pursuant to Article XIII.  The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

2.9.           Conversion and Continuation of Outstanding Advances; Maximum Number of Interest Period.  Base Rate Advances (other than Swing Line Loans) shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into Eurocurrency Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7.  Each Eurocurrency Advance denominated in Dollars shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Advance shall be automatically converted into a Base Rate Advance unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period.  Each Eurocurrency Advance denominated in an Agreed Currency other than Dollars shall automatically continue as a Eurocurrency Advance in the same Agreed Currency with an Interest Period of one month unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance in the same Agreed Currency for the same or another Interest Period.  Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Base Rate Advance (other than a Swing Line Loan) into a Eurocurrency Advance.  The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Base Rate Advance into a Eurocurrency Advance, conversion of a Eurocurrency Advance to a Base Rate Advance, or continuation of a Eurocurrency Advance not later than 11:00 a.m. (Minneapolis time) at least three Business Days (four Business Days for Eurocurrency Advances in currencies other than Dollars) prior to the date of the requested conversion or continuation, specifying:

(i)	the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)	the Agreed Currency amount and Type of the Advance that is to be converted or continued, and

(iii)	the amount of such Advance that is to be converted into or continued as a Eurocurrency Advance and the duration of the Interest Period applicable thereto.

After giving effect to all Advances, all conversions of Advances from one Type to another and all continuations of Advances of the same type, there shall be no more than ten (10) Interest Periods in effect hereunder.

2.10.           Interest Rates.  Each Base Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurocurrency Advance into a Base Rate Advance pursuant to Section 2.9, to but excluding the date it becomes due or is converted into a Eurocurrency Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Base Rate for such day.  Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Base Rate for such day, the Daily Eurocurrency Rate or another rate if agreed to by the Borrower and the Swing Loan Lender.  Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.  Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurocurrency Advance based upon the Borrower’s selections under Sections 2.8 and 2.9 and the Pricing Schedule.  No Interest Period may end after the Facility Termination Date.

2.11.           Rates Applicable After Event of Default.  Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of a Default or Event of Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurocurrency Advance.  During the continuance of an Event of Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Advance in an Agreed Currency other than Dollars shall be converted to an Advance in the Dollar Amount, (ii) each Eurocurrency Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2.00% per annum, (iii) each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus 2.00% per annum, and (iv) the Standby LC Fee shall be increased by 2.00% per annum, provided that, during the continuance of an Event of Default under Section 7.6 or 7.7, the interest rates set forth in clauses (ii) and (iii) above and the increase in the Standby LC Fee set forth in clause (iv) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender.  After an Event of Default has been cured or waived, the interest rate applicable to advances and the Standby LC Fee shall revert to the rates applicable prior to the occurrence of an Event of Default.

2.12.           Method of Payment.

(a)           Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made.  All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 12:00 noon (Minneapolis time) on the date when due and shall (except (i) with respect to repayments of Swing Line Loans, (ii) in the case of Reimbursement Obligations for which the LC Issuers have not been fully indemnified by the Lenders, or (iii) as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders.  Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.  The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with U.S. Bank for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder.  Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuers, in the case of payments required to be made by the Borrower to the LC Issuers pursuant to Section 2.19(f).

(b)           Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country that issues such currency with the result that the type of currency in which the Advance was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations.

2.13.           Noteless Agreement; Evidence of Indebtedness.

(a)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)           The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Agreed Currency and Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c)           The entries in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d)           Any Lender may request that its Loans be evidenced by a promissory note or, in the case of the Swing Line Lender, promissory notes representing its Revolving Loans and Swing Line Loans, respectively, substantially in the form of Exhibit D, with appropriate changes for notes evidencing Swing Line Loans (each a “Note”).  In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender in a form supplied by the Administrative Agent.  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (b) (i) and (ii) above.

2.14.           Telephonic Notices.  The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Agreed Currencies and Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically.  The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation (which may be an e-mail confirmation) of each telephonic notice authenticated by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.  The parties agree to prepare appropriate documentation to correct any such error within 10 days after discovery by any party to this Agreement.

2.15.           Interest Payment Dates; Interest and Fee Basis.  Interest accrued on each Base Rate Advance and each Swing Line Loan shall be payable on each Payment Date, commencing with the first such Payment Date to occur after the Effective Date and at maturity.  Interest accrued on each Eurocurrency Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and at maturity.  Interest accrued on each Eurocurrency Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.  Interest on all Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that Interest on any Advance that bears interest at the Alternate Base Rate shall be calculated for actual days elapsed on the basis of a 365/366-day year.  Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (local time) at the place of payment.  If any payment of principal of or interest on an Advance shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

2.16.           Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.  Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder.  Promptly after notice from the applicable LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder.  The Administrative Agent will notify each Lender of the currency and interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.17.           Lending Installations.  Each Lender may book its Advances and its participation in any LC Obligations and a LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or such LC Issuer, as the case may be, and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or each LC Issuer, as the case may be, for the benefit of any such Lending Installation.  Each Lender and each LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.18.           Non-Receipt of Funds by the Administrative Agent.  Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made.  The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.19.           Facility LCs.

(a)           Issuance.  Each LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement and in reliance on the agreements of the Lenders in Sections 2.19(b) and 2.19(e), to issue standby Letters of Credit denominated in Dollars or other Agreed Currencies, commercial Letters of Credit denominated in Dollars or other Agreed Currencies and, in its discretion, Banker’s Acceptances (each such standby Letter of Credit, commercial Letter of Credit or Banker’s Acceptance, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the Effective Date and prior to the fifth Business Day prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate Dollar Amount of the outstanding LC Obligations shall not exceed $100,000,000 and (ii) the Aggregate Outstanding Credit

Exposure shall not exceed the Aggregate Commitment.  Without limiting the foregoing, all Existing Letters of Credit shall be deemed without further action of the parties to be Facility LCs issued hereunder and subject to the terms hereof.  No Facility LC shall have an expiry date later than the earlier to occur of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided, however, that the expiry date of a Facility LC may be up to one year later than the fifth Business Day prior to the Facility Termination Date if the Borrower has posted on or before the fifth Business Day prior to the Facility Termination Date cash collateral in the Facility LC Collateral Account on terms satisfactory to the Administrative Agent and the applicable LC Issuer in an amount equal to 105% of the LC Obligations with respect to such Facility LC.  Notwithstanding anything to the contrary herein or in any Loan Document, the parties hereto acknowledge and agree that all Banker’s Acceptances shall be treated as Facility LCs for all purposes of this Agreement and the other Loan Documents (including without limitation for the purposes of (A) determining (I) outstanding LC Obligations and (II) Aggregate Outstanding Credit Exposure, (B) participation by the Lenders pursuant to Section 2.19(b) and reimbursement by the Lenders pursuant to Section 2.19(e), (C) cash collateralization pursuant to Section 2.19(k), and (D) Defaulting Lender provisions pursuant to Section 2.22) and shall constitute Obligations guaranteed by the Guarantors and secured by any collateral.  Each Facility LC shall be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the applicable LC Issuer.

(b)           Participations.  Upon the issuance or Modification by a LC Issuer of a Facility LC in accordance with this Section 2.19, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

(c)           Notice.  Subject to Section 2.19(a), the Borrower shall give the Administrative Agent notice prior to 11:00 a.m. (Minneapolis time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the LC Issuer, the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby.  Upon receipt of such notice, the Administrative Agent shall promptly notify the applicable LC Issuer and each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC.  The issuance or Modification by a LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV, be subject to the conditions precedent that such Facility LC shall be satisfactory to such LC Issuer and that the Borrower shall have executed and delivered such Letter of Credit Application and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each, a “Facility LC Application”).  The applicable LC Issuer shall have no independent duty to ascertain whether the conditions set forth in Article IV have been satisfied; provided, however, that such LC Issuer shall not issue a Facility LC if, on or before the proposed date of issuance, such LC Issuer shall have received notice from the Administrative Agent or the Required Lenders that any such condition has not been satisfied or waived.  In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

(d)           LC Fees.  The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC that is a standby Letter of Credit, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurocurrency Loans in effect from time to time multiplied by the amount available to be drawn under such Facility LC from time to time for the period from the date of issuance to the scheduled expiration date of such Facility LC, such fee to be payable in arrears on the last day of each quarter (the “Standby LC Fee”).  The Borrower shall also pay to the applicable LC Issuer of any Facility LC (including without limitation commercial Letters of Credit and/or Banker’s Acceptances) for its own account (x) a fronting fee in an amount agreed upon between such LC Issuer and the Borrower and (y) on demand, all amendment, drawing and other fees regularly charged by such LC Issuer to its letter of credit customers and all out-of-pocket expenses incurred by such LC Issuer in connection with the issuance, Modification, administration or payment of any Facility LC (including without limitation commercial Letters of Credit and/or Banker’s Acceptances).

(e)           Administration; Reimbursement by Lenders.  Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”).  The responsibility of the applicable LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC.  Each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender’s Pro Rata Share of the Dollar Amount of each payment made by such LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19(f) below and there are not funds available in the Facility LC Collateral Account to cover the same, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Minneapolis time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Base Rate Advances.

(f)           Reimbursement by Borrower.  The Borrower shall be irrevocably and unconditionally obligated to reimburse the applicable LC Issuer on or before the applicable LC Payment Date for any amounts required to be paid by such LC Issuer upon any drawing under any Facility LC issued by it, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC, in each case as determined in a final non-appealable judgment by a court of competent jurisdiction.  All such amounts paid by such LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Base Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2.00% plus the rate applicable to Base Rate Advances for such day if such day falls after such LC Payment Date.  The applicable LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.19(e).  Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

(g)           Obligations Absolute.  The Borrower’s obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC.  The Borrower further agrees with the LC Issuers and the Lenders that, except as provided in Section 2.19(f), the LC Issuers and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee.  Except as otherwise provided in Section 2.19(f), no LC Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC issued by it.  The Borrower agrees that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put any LC Issuer or any Lender under any liability to the Borrower; provided that any determination of gross negligence or willful misconduct must be a determination in a final non-appealable judgment by a court of competent jurisdiction.  Nothing in this Section 2.19(g) is intended to limit the right of the Borrower to make a claim against a LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19(f).

(h)           Actions of LC Issuer.  Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex, teletype or electronic mail message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer.  Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

(i)           Indemnification.  The Borrower hereby agrees to indemnify and hold harmless each Lender, each LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) that such Lender, such LC Issuer or the Administrative Agent may incur (or that may be claimed against such Lender, such LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) that such LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC that specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, any LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) such LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC, in each case as determined in a final non-appealable judgment by a court of competent jurisdiction.  Nothing in this Section 2.19(i) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

(j)           Lenders’ Indemnification.  Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or such LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC, in each case as determined in a final non-appealable judgment by a court of competent jurisdiction) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

(k)           Facility LC Collateral Account.  The Borrower agrees that it will, at any time an Event of Default exists, upon the request of the Administrative Agent or the Required Lenders until the earlier of (i) the cure of such Event of Default or (ii) the final expiration date of any Facility LC and payment to the applicable LC Issuer or the Lenders in respect of any Facility LC and Obligations in connection therewith, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “Facility LC Collateral Account”), in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1.  The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the applicable LC Issuer(s), a security interest in all of the Borrower’s right, title and interest in and to all funds that are from time to time on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations.  The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of U.S. Bank having a maturity not exceeding 30 days.  Nothing in this Section 2.19(k) shall either obligate the Administrative Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

(l)           Rights as a Lender.  In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

(m)           Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Facility LC issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable LC Issuer hereunder for any and all drawings under such Facility LC.  The Borrower hereby acknowledges that the issuance of Facility LCs for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.20.           Replacement of Lender.  If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Base Rate Advances into Eurocurrency Advances shall be suspended pursuant to Section 3.3 or if any Lender becomes a Defaulting Lender or declines to approve an amendment or waiver that is approved by the Required Lenders (any Lender so affected an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity that is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit B and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment that would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

2.21.           Limitation of Interest.  The Borrower, the Administrative Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws.  Accordingly, the provisions of this Section 2.21 shall govern and control over every other provision of this Agreement or any other Loan Document that conflicts or is inconsistent with this Section 2.21, even if such provision declares that it controls.  As used in this Section 2.21, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation that constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations.  In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (x) any interest in excess of the maximum amount of nonusurious interest permitted under the applicable laws (if any) of the United States or of any applicable state, or (y) total interest in excess of the amount that such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Highest Lawful Rate.  On each day, if any, that the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day.  Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate, at which time the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate.  The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made.  None of the terms and provisions of this Agreement or in any other Loan Document that directly or indirectly relate to interest shall ever be construed without reference to this Section 2.21, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate.  If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower’s obligations to such Lender, effective as of the date or dates when the event occurs that causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

2.22.           Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.5;

(b)           the Commitment and Outstanding Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.2), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c)           if any Swing Line Loans shall be outstanding or any LC Obligations exist at the time a Lender becomes a Defaulting Lender then:

(i)           all or any part of the unfunded participations in and commitments with respect to such Swing Line Loans or LC Obligations shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all non-Defaulting Lenders’ Outstanding Credit Exposure plus such Defaulting Lenders’ Loans and participations in and commitments with respect to Loans and Facility LCs does not exceed the total of all non-Defaulting Lender’s Commitments and (y) the conditions set forth in Article IV are satisfied at such time; provided, that the Standby LC Fees payable to the Lenders shall be determined taking into account any such reallocation;

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay the Defaulting Lender’s Revolving Percentage of the outstanding Swing Line Loans that were not reallocated and (y) second, cash collateralize such Defaulting Lender’s Pro Rata Share of the LC Obligations in accordance with the procedures set forth in Section 8.1 for so long as such Facility LC Exposure is outstanding;

(iii)           if the Borrower cash collateralizes any portion of such Defaulting Lender’s Facility LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.19(d) with respect to such Defaulting Lender’s Facility LC Exposure during the period such Defaulting Lender’s Facility LC Exposure is cash collateralized by the Borrower; and

(iv)           if any Defaulting Lender’s Facility LC Exposure is not cash collateralized pursuant to clause (ii) above, then, without prejudice to any rights or remedies of the applicable LC Issuer(s) or any Lender hereunder, all letter of credit fees payable under Section 2.19(d) with respect to such Defaulting Lender’s Facility LC Exposure that have been reallocated to the other Lenders (and, for clarification, not any portion that has been cash collaterized) shall be payable to the non-defaulting Lenders and the applicable LC Issuer(s) (to the extent not reallocated to the non-defaulting Lenders) until such Facility LC Exposure is cash collateralized;

(d)           so long as any Lender is a Defaulting Lender, no LC Issuer shall be required to issue or Modify any Facility LC, unless it is satisfied that the related exposure will be 100% covered by cash collateral provided by the Borrower in accordance with Section 2.22(c) or will be allocated to non-defaulting Lenders in accordance with Section 2.22(c); and

(e)           any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 11.2 but excluding Section 2.20) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as are determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the LC Issuers or Swing Line Lender hereunder, (iii) third, to the funding of any Revolving Loan or the funding or cash collateralization of any participating interest in any Swing Line Loan or Facility LC in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vi) sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, if so determined by the Administrative Agent, distributed to the Lenders other than the Defaulting Lender until the ratio of the Outstanding Credit Exposure of such Lenders to the Aggregate Outstanding Exposure equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Loans or participations in Facility LCs or Swing Line Loans and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is a prepayment of the principal amount of any Loans or Reimbursement Obligations in respect of draws under Facility LCs with respect to which the applicable LC Issuer(s) has funded its participation obligations, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all Lenders that are not Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender.

In the event that the Administrative Agent, the Borrower, each LC Issuer and the Swing Line Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure and Facility LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent determines necessary in order for such Lender to hold the Revolving Loans in accordance with its Pro Rata Share.  For purposes of this Section 2.22, (x) “Swing Line Exposure” shall mean, with respect to any Defaulting Lender at any time, such Defaulting Lender’s Pro Rata Share of the aggregate principal amount of all Swing Line Loans outstanding at such time and (y) “Facility LC Exposure” shall mean, with respect to any Defaulting Lender at any time, such Defaulting Lender’s Pro Rata Share of the LC Obligations at such time.

Nothing contained in the foregoing shall be deemed to constitute a waiver by the Borrower of any of its rights or remedies (whether in equity or law) against any Lender that fails to fund any of its Loans hereunder at the time or in the amount required to be funded under the terms of this Agreement.

2.23.           Market Disruption.  Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Advance or Facility LC in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Advance or the date of issuance of such Facility LC any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls that would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Loans comprising such Advance or Facility LC to be denominated in the Agreed Currency specified by the Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, and such Loans or Facility LC shall not be denominated in such Agreed Currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be, as Base Rate Loans, unless the Borrower notifies the Administrative Agent at least one Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be.

2.24.           Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s offices on the Business Day preceding that on which final, non-appealable judgment is given.  The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

2.25.           Extensions of Commitments.

(a)           The Borrower may from time to time, pursuant to the provisions of this Section 2.25, agree with one or more Lenders holding Commitments to extend the Facility Termination Date, and otherwise modify the terms of such Commitments or any portion thereof (including, without limitation, by increasing the interest rate or fees payable in respect of such Commitments or any portion thereof) (each such modification, an "Extension") pursuant to one or more written offers (each, an "Extension Offer") made from time to time by the Borrower to all Lenders, in each case on a pro rata basis (based on their respective Pro Rata Shares) and on the same terms to each such Lender.  In connection with each Extension, the Borrower will provide notification to the Administrative Agent (for distribution to the Lenders), no later than 30 days prior to the Facility Termination Date of the requested new termination date for the extended Commitments (each an "Extended Termination Date") and the due date for Lender responses, which due date shall be at least 10 Business Days after the date of such distribution to the Lenders.  In connection with any Extension, each Lender wishing to participate in such Extension shall, prior to such due date, provide the Administrative Agent with a written notice thereof in a form reasonably satisfactory to the Administrative Agent.  Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension.

(b)           Each Extension shall be subject to the following:

(i)           no Default or Event of Default shall have occurred and be continuing at the time any Extension Offer is delivered to the Lenders or at the time of such Extension;

(ii)           except as to interest rates, fees and termination date, the Commitment of any Lender extended pursuant to any Extension shall have the same terms as the Commitments of the Banks that did not agree to the Extension Offer;

(iii)           the final termination date of the Commitments to be extended pursuant to an Extension shall be later than the final termination date of the Commitments of the Banks that did not agree to the Extension Offer;

(iv)           if the aggregate amount of Commitments in respect of which Lenders shall have accepted an Extension Offer exceeds the maximum aggregate amount of Commitments offered to be extended by the Borrower pursuant to the relevant Extension Offer, then such Commitments shall be extended ratably up to such maximum amount based on the relative Commitments of the Lenders that accepted such Extension Offer;

(v)           all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by the Borrower generally directed to the applicable Lenders in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to the Administrative Agent;

(vi)           any applicable Minimum Extension Condition shall be satisfied; and

(vii)           no Extension shall become effective unless, on the proposed effective date of such Extension, the conditions set forth in Section 4.2 shall be satisfied (with all references in such Section to a request for a Loan being deemed to be references to the Extension on the applicable date of such Extension), and the Administrative Agent shall have received a certificate to that effect dated the applicable date of such Extension and executed by an Authorized Officer of the Borrower.

(c)           If at the time any Extension of Commitments (as so extended, "Current Extension Commitments") becomes effective, there will be Commitments or Revolving Loans attributable to a prior Extension that will remain outstanding (collectively, the "Prior Extension Commitments"), then, if the interest rate spread applicable to any such Current Extension Commitments exceeds the interest rate spread applicable to such Prior Extension Commitments by more than 0.25%, then the interest rate spread applicable to such Prior Extension Commitments shall be increased as of the prior Facility Termination Date so that it equals the interest rate spread applicable to the Current Extension Commitments (calculated as provided above).

(d)           The consummation and effectiveness of any Extension will be subject to a condition set forth in the relevant Extension Offer (a "Minimum Extension Condition") that a minimum amount be agreed to by the Lenders subject to such Extension (to be determined in the Borrower’s discretion and specified in the relevant Extension Offer, but in no event less than $10,000,000, unless another amount is agreed to by the Administrative Agent).  For the avoidance of doubt, it is understood and agreed that the provisions of Section 11.2 will not apply to Extensions of Commitments pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.25, including to any payment of interest or fees in respect of any Commitments or Revolving Loans that have been extended or made pursuant to an Extension at a rate or rates different from those paid or payable in respect of Commitments or Revolving Loans of Lenders that did not extend their Commitments, in each case as is set forth in the relevant Extension Offer.

(e)           The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments (collectively, "Extension Amendments") to this Agreement and the other Loan Documents as may be necessary in order to establish new classes of Commitments and Revolving Loans created pursuant to an Extension, in each case on terms consistent with this Section 2.25.  Notwithstanding the foregoing, the Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.25 and, if the Administrative Agent seeks such advice or concurrence, the Administrative Agent shall be permitted to enter into such amendments with the Borrower in accordance with any instructions received from such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent for any such advice or concurrence, all such Extension Amendments entered into with the Borrower by the Administrative Agent hereunder shall be binding on the Lenders. Without limiting the foregoing, in connection with any Extension, the Borrower and any Subsidiary shall execute such agreements, confirmations or other documentation as the Administrative Agent shall reasonably request to accomplish the purposes of this Section 2.25.

(f)           In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.25.

2.26.           Increase Option.  The Borrower may from time to time elect to increase the Commitments, in each case in minimum increments of $10,000,000 or such lower amount as the Borrower and the Administrative Agent agree upon, so long as, after giving effect thereto, the aggregate amount of such increases does not exceed $85,000,000.  The Borrower may arrange for any such increase to be provided by all of the Lenders or, if any Lender does not consent to such increase, then by one or more Lenders (in any case, each Lender so agreeing to an increase in its Commitment, an “Increasing Lender”) and, if the Increasing Lenders do not consent to increase their Commitments in the aggregate amount elected by the Borrower, then by the Increasing Lenders (if any) and one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Commitments, or extend Commitments, as the case may be; provided that (i) each Augmenting Lender and each Increasing Lender shall be subject to the reasonable approval of the Borrower, the Administrative Agent and the LC Issuers and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit E hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit F hereto.  No consent of any Lender (other than the Lenders participating in the increase) shall be required for any increase in Commitments pursuant to this Section 2.26.  Increases and new Commitments created pursuant to this Section 2.26 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof.  Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase,

(A) the conditions set forth in paragraphs (a) and (b) of Section 4.2 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Borrower and (B) the Borrower shall be in compliance (on a pro forma basis reasonably acceptable to the Administrative Agent) with the covenants contained in Section 6.17 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase.  On the effective date of any increase in the Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders, each Lender’s participation in each Facility LC and the related LC Obligations, and each Lender’s participation in each outstanding Swing Line Loan to equal its Pro Rata Share of such outstanding Revolving Loans, Facility LCs and related LC Obligations, and outstanding Swing Line Loans, and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.3).  The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 3.4 if the deemed payment occurs other than on the last day of the related Interest Periods.

ARTICLE III

YIELD PROTECTION; TAXES

3.1.           Yield Protection.  If, on or after the Effective Date, there occurs any adoption of, or change in, any law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation or directive (whether or not having the force of law), or in the interpretation, promulgation, implementation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Installation or any LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (any of the foregoing, a “Change in Law”) that:

(a)           subjects any Lender or any applicable Lending Installation or any LC Issuer or the Administrative Agent to any Taxes (other than with respect to Excluded Taxes, Indemnified Taxes and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(b)           imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or any LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances) and Daily Eurocurrency Loans, or

(c)           imposes any other condition (other than Taxes) the result of which is to increase the cost to any Lender or any applicable Lending Installation or any LC Issuer of making, funding or maintaining its Eurocurrency Loans or Daily Eurocurrency Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or any LC Issuer in connection with its Eurocurrency Loans, or Daily Eurocurrency Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or any LC Issuer to make any payment calculated by reference to the amount of Eurocurrency Loans, or Daily Eurocurrency Loans, Facility LCs or participations therein held or interest or Standby LC Fees received by it, by an amount deemed material by such Lender or such LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Person of making or maintaining its Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Person in connection with such Loans or Commitment, Facility LCs or participations therein, then, within thirty (30) days after demand by such Person, the Borrower shall pay such Person such additional amount or amounts as will compensate such Person for such increased cost or reduction in amount received; provided that such Person’s method of determining any amount payable to such Person under this paragraph shall be substantially similar to the method used by such Person in implementing similar provisions for similarly situated borrowers and extensions of credit.  Each such Person will promptly notify the Borrower of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Person to compensation pursuant to this Section 3.1.  If such Person fails to give such notice within one hundred and eighty (180) days after it obtains knowledge of such an event, such Person shall, with respect to compensation payable pursuant to this Section 3.1, only be entitled to payment under this Section 3.1 for costs incurred from and after the date one hundred and eighty (180) days prior to the date that such Person does give such notice.

3.2.           Changes in Capital Adequacy Regulations.

(a)           If a Lender or a LC Issuer determines the amount of capital required or expected to be maintained by such Lender or such LC Issuer, any Lending Installation of such Lender or such LC Issuer, or any corporation or holding company controlling such Lender or such LC Issuer is increased as a result of (i) a Change in Law or (ii) any change after the Effective Date in the Risk-Based Capital Guidelines, then, within thirty (30) days of demand by such Lender or such LC Issuer, the Borrower shall pay such Lender or such LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital that such Lender or such LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or such LC Issuer’s policies as to capital adequacy), in each case that is attributable to such Change in Law or change in the Risk-Based Capital Guidelines, as applicable.

(b)           If any Lender determines that any Change has made it unlawful for such Lender or its applicable Lending Installation to make, maintain or fund Eurocurrency Advances, or to determine or charge interest rates based upon the Eurocurrency Base Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue, or to convert any Advances to, Eurocurrency Advances shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Advances the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Advances of such Lender to Base Rate Advances (the interest rate on which Base Rate Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Advances to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Advances and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the Eurocurrency Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.3.           Availability of Types of Advances; Adequacy of Interest Rate.  If the Administrative Agent or the Required Lenders determine that deposits of a type and maturity appropriate to match fund Eurocurrency Advances or Daily Eurocurrency Loans are not available to such Lenders in the relevant market or the Administrative Agent, in consultation with the Lenders, determines that the interest rate applicable to Eurocurrency Advances or Daily Eurocurrency Loans is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining Eurocurrency Advances or Daily Eurocurrency Loans, then the Administrative Agent shall suspend the availability of Eurocurrency Advances or Daily Eurocurrency Loans and require any affected Eurocurrency Advances or Daily Eurocurrency Loans to be repaid or converted to Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4.           Funding Indemnification.  If (a) any payment of a Eurocurrency Advance occurs on a date that is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) a Eurocurrency Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders or as a result of Section 2.23, (c) a Eurocurrency Loan is converted other than on the last day of the Interest Period applicable thereto, (d) the Borrower fails to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (other than as a result of Section 2.23), or (e) any Eurocurrency Loan is assigned other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, the Borrower will indemnify each Lender for such Lender’s costs, expenses and Interest Differential (as determined by such Lender) incurred as a result of such prepayment.  The term “Interest Differential” shall mean that sum equal to the greater of zero or the financial loss incurred by the Lender resulting from prepayment, calculated as the difference between the amount of interest such Lender would have earned (from the investments in money markets as of the Borrowing Date of such Advance) had prepayment not occurred and the interest such Lender will actually earn (from like investments in money markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment.  Because of the short-term nature of this facility, the Borrower agrees that Interest Differential shall not be discounted to its present value.

3.5.           Taxes.

(a)           Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Lender, the applicable LC Issuer or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           The Loan Parties shall timely pay to the relevant governmental authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)           The Loan Parties shall indemnify the applicable Lender, the applicable LC Issuer or the Administrative Agent, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by such Lender, such LC Issuer or the Administrative Agent or required to be withheld or deducted from a payment to such Lender, such LC Issuer or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or a LC Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or a LC Issuer, shall be conclusive absent manifest error.

(d)           Each Lender shall severally indemnify the Administrative Agent, within thirty (30) days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)           As soon as practicable after any payment of Taxes by any Loan Party to a governmental authority pursuant to this Section 3.5, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)           (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing,

(A)           any Lender that is a United States Person for U.S. federal income Tax purposes shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)           any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)           in the case of a Non-U.S. Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2)           executed originals of IRS Form W-8ECI;

(3)           in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN; or

(4)           to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable.

(C)           any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)           Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)           If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)           Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)           For purposes of Section 3.5(d) and (f), the term “Lender” includes each LC Issuer.

3.6.           Selection of Lending Installation; Mitigation Obligations; Lender Statements; Survival of Indemnity.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans or Daily Eurocurrency Loan (in the case of Swing Line Lender) to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurocurrency Advances or Daily Eurocurrency Loans under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender.  Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a Eurocurrency Loan or Daily Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan and the Swing Line Lender funded its Daily Eurocurrency Loans through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate or Daily Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement.  The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

4.1.           Initial Credit Extension.  The Lenders shall not be required to make the initial Credit Extension hereunder unless each of the following conditions is satisfied:

(a)           The Administrative Agent shall have received executed counterparts of each of this Agreement and the Guaranty.

(b)           The Administrative Agent shall have received a certificate, signed by the chief financial officer of the Borrower, stating that on the date of the initial Credit Extension (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties contained in Article V are (A) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects and (B) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(c)           The Administrative Agent shall have received a written opinion of the Borrower’s counsel (which may include local counsel and in-house counsel), addressed to the Lenders and in form and substance satisfactory to the Lenders.

(d)           The Administrative Agent shall have received any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

(e)           The Administrative Agent shall have received such documents and certificates relating to the organization, existence and good standing of the Borrower and each initial Guarantor, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrower and such Guarantors, the Loan Documents or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit G.

(f)           If the initial Credit Extension will be the issuance of a Facility LC, the Administrative Agent shall have received a properly completed Facility LC Application.

(g)           The Administrative Agent shall have received evidence satisfactory to it that the Existing Credit Facility shall have been terminated and cancelled and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Loans and except without respect to Existing Letters of Credit, which shall be deemed Facility LCs hereunder).

(h)           The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(i)           There shall not have occurred a material adverse change (i) in the business, Property, liabilities (actual and contingent), operations or condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries taken as a whole, since January 1, 2011 or (ii) in the facts and information regarding such entities as represented by such entities to date.

(j)           The Administrative Agent shall have received all governmental, equity holder and third party consents and approvals necessary in connection with the contemplated financing and all applicable waiting periods shall have expired without any action being taken by any authority that would be reasonably likely to restrain, prevent or impose any material adverse conditions on the Borrower and its Subsidiaries, taken as a whole, and no law or regulation shall be applicable that in the reasonable judgment of the Administrative Agent could have such effect.

(k)           No action, suit, investigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that would reasonably be expected to result in a Material Adverse Effect.

(l)           The Administrative Agent shall have received:  (i) pro forma financial statements giving effect to the Credit Extensions contemplated hereby, which demonstrate, in the Administrative Agent’s reasonable judgment, together with all other information then available to the Administrative Agent, that the Borrower can repay its debts and satisfy its other obligations as and when they become due, and can comply with the financial covenants set forth in Section 6.17, (ii) such information as the Administrative Agent may reasonably request to confirm the tax, legal, and business assumptions made in such pro forma financial statements, (iii) unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended July 2, 2011, and (iv) audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ended December 27, 2008, January 2, 2010 and January 1, 2011.

(m)           The Administrative Agent shall have received evidence satisfactory to it of current insurance coverage for the Borrower.

4.2.           Each Credit Extension.  The Lenders shall not (except as otherwise set forth in Section 2.4(d) with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Borrowing Date:

(a)           There exists no Default or Event of Default, nor would a Default or Event of Default result from such Credit Extension.

(b)           The representations and warranties contained in Article V are (i) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects and (ii) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

Each Borrowing Notice or Swing Line Borrowing Notice, as the case may be, or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

5.1.           Existence and Standing.  Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or formed, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted in such cases where the absence of such authority would cause a Material Adverse Effect.

5.2.           Authorization and Validity.  The Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.  The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3.           No Conflict; Government Consent.  Neither the execution and delivery by the Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries, or (b) the Borrower’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (c) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, that has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4.           Financial Statements.  The January 1, 2011 audited consolidated financial statements of the Borrower and its Subsidiaries, and their unaudited financial statements dated as of April 2, 2011 heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

5.5.           Material Adverse Change.  Since January 1, 2011 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.6.           Taxes.  The Borrower and its Subsidiaries have filed all United States federal Tax returns and all other Tax returns that are required to be filed by them and have paid all Taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such Taxes, if any, (i) that, if left unpaid, could not reasonably be expected to have a Material Adverse Effect and could not under applicable law result in a Lien, or (ii) that are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists.  No Tax liens have been filed and no claims are being asserted with respect to any such Taxes.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.7.           Litigation and Contingent Obligations.  There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect or that seeks to prevent, enjoin or delay the making of any Credit Extensions.  Other than any liability incident to any litigation, arbitration or proceeding that could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

5.8.           Subsidiaries.  Schedule 5.8(a) contains an accurate list of all Subsidiaries of the Borrower as of the Effective Date, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries.  All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.  Schedule 5.8(b) contains the list of all Material Subsidiaries as of the Effective Date.  Schedule 5.8(c) contains a list of certain Subsidiaries that Borrower intends to merge, dissolve or liquidate within nine (9) months after the Effective Date (the “Excluded Subsidiaries”), none of which is a Material Subsidiary.  Schedule 5.8(d) contains the list of all Subsidiaries that are Guarantors as of the Effective Date.

5.9.           ERISA.  With respect to each Plan, the Borrower and all ERISA Affiliates have paid all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code and could not reasonably be subject to a lien under Section 430(k) of the Code or Title IV of ERISA.  Neither the Borrower nor any ERISA Affiliate has filed, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, an application for a waiver of the minimum funding standard.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

5.10.           Accuracy of Information.  No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

5.11.           Regulation U.  Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries that are subject to any limitation on sale, pledge, or other restriction hereunder.

5.12.           Material Agreements; Adverse Facts.  Neither the Borrower nor any Subsidiary is (a) a party to any agreement or instrument or subject to a charter or other corporate restriction that could reasonably be expected to have a Material Adverse Effect, (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party that could reasonably be expected to have a Material Adverse Effect or (c) in violation of any applicable statutes, rules, regulations, orders or restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, which default or violation could reasonably be expected to have a Material Adverse Effect.

5.13.           Ownership of Properties.  Except as set forth on Schedule 5.13, on the Effective Date, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.14, to all of the Property and assets reflected in the Borrower’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrower and its Subsidiaries.

5.14.           Plan Assets; Prohibited Transactions.  The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.15.           Environmental Matters.  In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws.  On the basis of this consideration, the Borrower has concluded its Property and operations and those of its Subsidiaries are in material compliance with applicable Environmental Laws and that none of Borrower or any of its Subsidiaries is subject to any liability under Environmental Laws that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.16.           Investment Company Act.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.17.           Solvency.  Immediately after the consummation of the transactions to occur on the Effective Date and immediately following the making of each Credit Extension, if any, made on the Effective Date and after giving effect to the application of the proceeds of such Credit Extensions, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Effective Date.

5.18.           Senior Notes.  Each obligor in respect of the Senior Notes is a Loan Party, other than the Excluded Subsidiaries.  From and after the date that is thirty (30) days following the Effective Date, no Excluded Subsidiary is an obligor in respect of the Senior Notes.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1.           Financial Reporting.  The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent and the Lenders:

(a)           Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP) audit report, with no going concern modifier, certified by independent certified public accountants reasonably acceptable to the Lenders, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows.

(b)           Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and, with respect to WFB, consolidating, unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements (including sufficient detail for independent calculation of the financial covenants set forth in Section 6.17) and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer stating that such financial statements present fairly the financial condition of the Borrower and its Subsidiaries and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to interim statements).

(c)           Together with the financial statements required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit A signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.

(d)           Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

(e)           Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

(f)           Such other information (including non-financial information and environmental reports) as the Administrative Agent or any Lender may from time to time reasonably request.

(g)           Any financial statement required to be furnished pursuant to Section 6.1(a) or Section 6.1(b) or Section 6.1(d), along with any reports or proxy statements required to be furnished pursuant to Section 6.1(d) or any registration statements or reports required to be furnished pursuant to Section 6.1(e), shall be deemed to have been furnished on the date on which the Lenders receive notice that the Borrower has filed such financial statement, proxy statement, registration statement or report with the Securities and Exchange Commission and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the Administrative Agent and the Lenders without charge; provided that the Borrower shall give notice of any such filing to the Administrative Agent (who shall then give notice of any such filing to the Lenders).  Notwithstanding the foregoing, the Borrower shall deliver paper copies of any such financial statement, proxy statement, registration statement or report to the Administrative Agent if the Administrative Agent requests the Borrower to furnish such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.

If any information that is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders at such earlier date.

6.2.           Use of Proceeds.  The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for lawful general corporate purposes, including without limitation loans made by the Borrower to its Subsidiaries.  The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U).

6.3.           Notice of Material Events.  The Borrower will, and will cause each Subsidiary to, give notice in writing to the Administrative Agent and each Lender, promptly and in any event within three days after an officer of the Borrower obtains knowledge thereof, of the occurrence of any of the following:

(a)           any Default or Event of Default;

(b)           the filing or commencement of any action, suit or proceeding by or before any arbitrator or governmental authority (including pursuant to any applicable Environmental Laws) against or affecting the Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c)           with respect to a Plan, (i) any failure to pay all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code or (ii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard;

(d)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(e)           any material change in accounting policies of, or financial reporting practices by, the Borrower or any Subsidiary; and

(f)           any other development, financial or otherwise, which would reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of an officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

6.4.           Conduct of Business.  Except for any merger, consolidation, analogous reorganization, liquidation, winding up, dissolution or disposition of assets as allowed under the terms of this Agreement, the Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as conducted on the Effective Date and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent the failure to maintain such authority would cause a Material Adverse Effect.

6.5.           Taxes.  The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those that are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with GAAP and that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.6.           Insurance.  The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as are consistent with sound business practice and as are customarily carried by companies engaged in similar business and owning similar properties in localities where the Borrower and its Subsidiaries operate.

6.7.           Compliance with Laws and Material Contractual Obligations.  The Borrower will, and will cause each Subsidiary to, (a) comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws and (b) perform in all material respects its obligations under material agreements to which it is a party.

6.8.           Maintenance of Properties.  Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

6.9.           Books and Records; Inspection.  The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with GAAP.  The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate.  So long as no Event of Default exists, the expenses of the Administrative Agent or any Lender for such inspections shall be at the expense of the Administrative Agent or any Lender, as the case may be.  So long as no Event of Default exists, the Administrative Agent or any Lender, as the case may be, shall provide Borrower with ten (10) days’ prior written notice of any inspection and perform such inspection during normal business hours.

6.10.           Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

6.11.           Merger.  The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (a) except as permitted in Section 6.12, (b) except where, as a result of a Subsidiary’s transfer of assets as allowed under the terms of this Agreement there exists an entity that does not pass the Material Subsidiary Test and, in Borrower’s sole determination, has no further business purpose, such entity may be liquidated, wound up or dissolved and (c) except that a Subsidiary may merge or consolidate into the Borrower or into or with any Subsidiary (other than an Excluded Subsidiary or WFB), and an Excluded Subsidiary may merge or consolidate into the Borrower or any Subsidiary.

6.12.           Disposition of Assets.  The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a)           dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

(b)           dispositions of accounts receivable in connection with (i) the collection or compromise thereof, all in the ordinary course of business, or (ii) the sale or transfer by WFB of its credit card receivables in a transaction to securitize such receivables;

(c)           licenses, sublicenses, leases or subleases granted to others in the ordinary course of business and not interfering in any material respect with the business of the Borrower and its Subsidiaries;

(d)           sales of unimproved parcels of real estate that are not required or anticipated to be required for the Borrower’s or any Subsidiary’s business purposes;

(e)           the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are applied with reasonable promptness to the purchase price of such replacement equipment;

(f)           sales or transfers by a Subsidiary to the Borrower or any other Subsidiary (other than an Excluded Subsidiary or WFB);

(g)           other dispositions of property during the term of this Agreement, the net book value of which in the aggregate does not exceed 8% of the Borrower’s consolidated total assets as shown on its balance sheet for the immediately prior fiscal year;

(h)           commercially reasonable securitizations of the assets of WFB;

(i)           the sale or other disposition of (i) Investments that do not constitute Investments of the Borrower in any Subsidiary or of any Subsidiary in any other Subsidiary, and (ii) economic development bonds;

(j)           the sale, merger, consolidation of WFB or all or substantially all of its assets, provided that (i) the Borrower provides written notice to the Administrative Agent not less than ten (10) days prior to the closing of any such transaction, and (ii) at the time of and after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing;

(k)           (i) the sale, merger, consolidation, liquidation, winding up or dissolution of any Excluded Subsidiary, provided that the Borrower will cause such sale, merger, consolidation, liquidation, winding up or dissolution to be completed not later than nine (9) months from the Effective Date, and (ii) the sale, merger, consolidation, liquidation, winding up or dissolution of any Subsidiary (other than WFB) that, after the Effective Date, does not pass the Material Subsidiary Test and, in each case provided that (1) the Borrower provides to the

Administrative Agent written notice prior to or within ten (10) days after the closing of any such transaction, (2) the sum of the book value of the assets transferred in any such transactions in any consecutive 365 day period shall not exceed 15% of the consolidated total assets of the Borrower and the Subsidiaries as of the end of the most recently ended calendar month preceding any such transaction (excluding the assets of the Excluded Subsidiaries), and (3) at the time of, and after giving effect to, such transaction no Default or Event of Default shall have occurred and be continuing; or

(l)           any other sale, assignment, lease, conveyance, transfer or other disposition of property that, together with all other dispositions made pursuant to Section 6.12, do not constitute more than 25% of the consolidated total assets of the Borrower and the Subsidiaries, calculated on a book value basis.

6.13.           Investments.  The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), including the acquisition, by purchase or otherwise, of all or substantially all the assets comprising a division, facility or line of business or capital stock or other equity interests of any Person, or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, except:

(a)           Cash Equivalent Investments.

(b)           Investments in existing Subsidiaries (other than Excluded Subsidiaries or WFB).

(c)           Other Investments in existence on the Effective Date and described in Schedule 6.13.

(d)           Investments constituting Permitted Acquisitions.

(e)           Travel advances to management personnel and employees in the ordinary course of business.

(f)           Loans made from time to time from the Borrower to a Subsidiary, or from a Subsidiary to the Borrower, or between Subsidiaries (in each case, other than Excluded Subsidiaries or WFB).

(g)           Loans or deposits by the Borrower or any Subsidiary to or in WFB, provided that such loans or deposits do not exceed $100,000,000 in the aggregate at any time that there are Revolving Outstandings.

(h)           Contributions of capital by the Borrower or any Subsidiary to WFB in an amount not to exceed $50,000,000 in any fiscal year, or $100,000,000 in the aggregate for period from the Effective Date to the Facility Termination Date (without giving effect to the Extended Termination Date).

(i)           Investments in real estate, infrastructure, construction or other improvements required in respect of a new store, distribution center or offices (or refurbishment of any existing store, distribution center or offices) to support Borrower’s or any Subsidiary’s business.

(j)           Investments in tax increment financing notes, sales tax bonds, or similar bond instruments where the proceeds of those instruments are used for the sole purpose of (i) construction of or furnishings for a new store, distribution center or other related facility to be used and owned or leased by the Borrower or any Subsidiary, (ii) public infrastructure construction or improvements required in respect of such new store or distribution center construction, (iii) other improvements in a common development of which such new store or distribution center is part, or (iv) legal, underwriting and other fees and expenses incurred by the Borrower or any Subsidiary in connection with such instruments.

(k)           Credit card loans by WFB to the extent and in the amount permitted by WFB’s Articles of Association dated as of November 30, 2000 or retained interest in securitization transactions involving credit card loans originated or acquired by WFB.

(l)           Investments in businesses located in common developments of which a new store owned by the Borrower or any Subsidiary is part provided such Investments are in the form of contributions by the Borrower or such Subsidiary of unimproved parcels of real estate (or improvements to such real estate paid for with tax increment financing notes or sales tax bonds) that are part of such common development but that are not required or anticipated to be required for such new store.

(m)           Investments not to exceed the aggregate sum of the net cash proceeds from the sale or other disposition of Investments that do not constitute Investments in the Borrower or any Subsidiary.

(n)           Investments constituting Rate Management Transactions.

(o)           Other Investments (other than an Investment by the Borrower or any Subsidiary with respect to WFB), provided that the aggregate amount of such other Investments does not exceed $20,000,000 at any time outstanding.

6.14.           Liens.  The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

(a)           Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

(b)           Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business that secure payment of obligations not due or not more than 60 days past due or that are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

(c)           Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(d)           Landlord Liens under leases on the premises rented, utility easements, building restrictions and such other encumbrances or charges or title defects against real property as are of a nature generally existing with respect to properties of a similar character and that do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

(e)           Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by Borrower or a Subsidiary in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution.

(f)           Liens existing on the Effective Date and described in Schedule 6.14 and any renewals or extensions thereof (provided that the amount secured thereby is not increased).

(g)           Liens in favor of the Administrative Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

(h)           Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, trade contracts (such as standby or commercial letters of credit, whether from LC Issuer or others), leases, indemnity, performance or other similar bonds of a like nature incurred in the ordinary course of business.

(i)           Liens securing purchase money Indebtedness of the Borrowers and the Subsidiaries in an aggregate amount not to exceed $20,000,000 on any date of determination.

(j)           Encumbrances in the nature of financing statements filed by the owner of equipment subject to an Operating Lease.

(k)           The interest of any lessor under any Capitalized Lease entered into after the Closing Date or purchase money Liens on property acquired after the Closing Date; provided, that, (i) the Indebtedness secured thereby is otherwise permitted by this Agreement and (ii) such Liens are limited to the property acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such property.

(l)           Liens securing floor plan financing for boats and all terrain vehicles in an aggregate amount not to exceed $100,000,000 at any time.

(m)           Earnest money deposits made in connection with a transaction permitted by this Agreement as an Investment or Permitted Acquisition.

(n)           Any encumbrance or restriction (including put and call arrangements) with respect to equity interests of any joint venture or similar arrangement pursuant to any joint venture or similar arrangement as allowed under this Agreement.

(o)           Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection.

(p)           Other Liens securing Indebtedness, provided that the aggregate amount of Indebtedness secured by Liens described in this clause (p) at any time does not exceed $20,000,000 at any time outstanding.

6.15.           Affiliates.  The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (a) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction and (b) as otherwise permitted by this Agreement.

6.16.           Restricted Payments.  The Borrower will not, nor will it permit any Subsidiary to, make any Restricted Payment, except that (a) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary, (b) the Borrower may declare and pay dividends on its capital stock provided that no Default or Event of Default shall exist before or after giving effect to such dividends or be created as a result thereof and provided further that the aggregate amount of Restricted Payments permitted by clauses (b) and (c) of this Section for any fiscal year of the Borrower does not exceed 75% of Consolidated EBITDA for the previous fiscal year of the Borrower, and (c) the Borrower may repurchase, redeem, retire, acquire, cancel or terminate any of its equity interests or the equity interests of any Subsidiary provided that no Default or Event of Default shall exist before or after giving effect to such repurchase, redemption, retirement, acquisition, cancellation or termination or be created as a result thereof, and provided further that the aggregate amount of Restricted Payments permitted by clauses (b) and (c) of this Section for any fiscal year of the Borrower does not exceed 75% of Consolidated EBITDA for the previous fiscal year of the Borrower.

6.17.           Financial Covenants.

(a)           Fixed Charge Coverage Ratio.  The Borrower will not permit Fixed Charge Coverage Ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, to be less than 2.00 to 1.0.

(b)           Leverage Ratio.  The Borrower will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters, to be greater than 3.00 to 1.0.

(c)           Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) $850,000,000 plus (ii) fifty percent (50%) of Consolidated Net Income earned in each fiscal quarter if positive beginning with the quarter ending December 31, 2011 plus (iii) 100% of the net cash proceeds resulting from the issuance of capital stock of the Borrower after the Effective Date, excluding the impact of gains or losses resulting from fluctuations in currency exchange rates.

6.18.           Guarantors.  If the Borrower or any Subsidiary organizes a new Subsidiary that passes the Material Subsidiary Test, if any Subsidiary subsequently passes the Material Subsidiary Test, or if any Subsidiary that is not a Guarantor (other than the Excluded Subsidiaries for the thirty (30) day period after the Effective Date) becomes an obligor in respect of the Senior Notes, the Borrower will, within thirty (30) days after the date on which such Subsidiary passed the Material Subsidiary Test or contemporaneously with becoming an obligor in respect of the Senior Notes, as applicable, cause such Subsidiary to execute, by joinder, the Guaranty; provided, that if such Subsidiary is a Foreign Subsidiary subject to a Deemed Dividend Problem, the Borrower may in lieu of causing such Subsidiary to execute the Guaranty, (a) execute (or cause the Subsidiary that is the holder of the equity interests in such Foreign Subsidiary to execute) a pledge agreement in form and substance satisfactory to the Administrative Agent, together with such supporting documentation (including authorizing resolutions and opinions of counsel) as the Administrative Agent may request in order to create a perfected, first priority security interest in the maximum percentage of equity interests in such Foreign Subsidiary allowed without causing a Deemed Dividend Problem, and (b) to the extent deemed necessary by the Required Lenders, enter into an intercreditor agreement with the Senior Noteholders and the Lenders, in form and substance satisfactory to Administrative Agent and the Lenders, with respect to the pledged equity interests.  Additionally, after the Effective Date, any Guarantor that does not pass the Material Subsidiary Test and is not an obligor in respect of the Senior Notes may be released from the Guaranty by the Borrower providing thirty (30) days’ written notice to the Administrative Agent, which written notice shall request such Guarantor’s removal, certify that such Guarantor does not pass the Material Subsidiary Test and is not an obligor in respect of the Senior Notes and include calculations and other supporting information sufficient, in the Administrative Agent’s reasonable determination, to establish that such Guarantor does not pass the Material Subsidiary Test and is not an obligor in respect of the Senior Notes.  The Guarantor subject of such notice shall automatically be deemed removed from the Guaranty thirty (30) days after the Administrative Agent’s receipt of such written notice unless the Administrative Agent provides written notice to the Borrower within such 30-day period stating that it disagreed with the Borrower’s calculations or requesting additional documentation necessary to substantiate such calculations or certifications.  Similarly, in the event that any Foreign Subsidiary, the equity interests of which have been pledged pursuant to a pledge agreement executed in accordance with the terms of this Section 6.18, subsequently fails the Material Subsidiary Test and is not an obligor in respect of the Senior Notes, such Foreign Subsidiary may be released from the applicable pledge agreement by the Borrower providing thirty (30) days’ written notice to the Administrative Agent, which written notice shall request such Foreign Subsidiary’s release, certify that such Foreign Subsidiary does not pass the Material Subsidiary Test and is not an obligor in respect of the Senior Notes and include calculations and other supporting information sufficient, in the Administrative Agent’s reasonable determination, to establish that such Foreign Subsidiary does not pass the Material Subsidiary Test and is not an obligor in respect of the Senior Notes.  The Foreign Subsidiary subject of such notice shall automatically be deemed released from the pledge agreement thirty (30) days after the Administrative Agent’s receipt of such written notice unless the Administrative Agent provides written notice to the Borrower within such 30-day period stating that it disagreed with the Borrower’s calculations or requesting additional documentation necessary to substantiate such calculations or certifications.  Upon any release of a Foreign Subsidiary from a pledge agreement, the Administrative Agent shall return any pledged equity interests to the Borrower (or the Subsidiary that is the holder of the equity interests in such Foreign Subsidiary) to the extent such equity interests were held by the Administrative Agent and also release any liens filed against such equity interests.

6.19.           Sale and Lease Back Transactions.  Neither Borrower nor any Material Subsidiary shall, or shall permit any of their respective Subsidiaries, to enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, and thereafter lease such property for the same or substantially similar purpose or purposes as the property sold or transferred, except during any fiscal year of the Borrower or any Material Subsidiary with respect to property having an aggregate value not in excess of eight percent (8%) of the consolidated total assets of the Borrower as shown on the most recent balance sheet provided pursuant to Section 6.1(a).

6.20.           Subordinated Debt.  The Borrower will not, nor will permit any Subsidiary to, (a) make any scheduled payment of the principal of or interest on any Subordinated Debt which would be prohibited by the terms of such Subordinated Debt and any related subordination agreement; (b) directly or indirectly make any prepayment on or purchase, redeem or defease any Subordinated Debt or offer to do so (whether such prepayment purchase or redemption, or offer with respect thereto, is voluntary or mandatory); (c) amend or cancel the subordination provisions applicable to any Subordinated Debt; (d) take or omit to take any action if as a result of such action or omission the subordination of such Subordinated Debt, or any part thereof, to the Obligations might be terminated, impaired or adversely affected; or (e) omit to give the Administrative Agent prompt notice of any notice received from any holder of Subordinated Debt, or any trustee therefor, or of any default under any agreement or instrument related to any Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be due or payable.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute an Event of Default:

7.1.           Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or written information delivered in connection with this Agreement or any other Loan Document shall (i) if subject to materiality qualifications, be false in any respect on the date as of which made or confirmed or (ii) if not subject to materiality qualifications, be materially false on the date as of which made or confirmed.

7.2.           Nonpayment of (i) principal of any Loan when due, (ii) any Reimbursement Obligation within one Business Day after the same becomes due, or (iii) interest upon any Loan or of any Commitment Fee, Standby LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

7.3.           The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.3, 6.4, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19 or 6.20.

7.4.           The breach by the Borrower (other than a breach that constitutes an Event of Default under another Section of this Article VII) of any of the terms or provisions of this Agreement that is not remedied within 30 days after the Borrower becomes aware of any such breach.

7.5.           Failure of the Borrower or any of its Subsidiaries to pay when due any Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.6.           The Borrower or any Subsidiary with assets of more than $20,000,000 (as shown on the Borrower’s most recent financial statement delivered pursuant to Section 6.1) shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7.           Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary with assets of more than $20,000,000 (as shown on the Borrower’s most recent financial statement delivered pursuant to Section 6.1) or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

7.8.           Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries that, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

7.9.           The Borrower or any of its Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $10,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate (excluding any amounts covered by insurance), or (ii) nonmonetary judgments or orders that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

7.10.           (a) With respect to a Plan, the Borrower or an ERISA Affiliate is subject to a lien in excess of $10,000,000 pursuant to Section 430(k) of the Code or Section 302(c) of ERISA or Title IV of ERISA, or (b) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

7.11.           Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transactions,” whether or not any Lender or Affiliate of a Lender is a party thereto, and such nonpayment or breach shall continue after the applicable grace period, if any, specified in the documents related to such Rate Management Transaction.

7.12.           Any Change in Control shall occur.

7.13.    The occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

7.14.    Any Loan Document shall fail to remain in full force or effect, or any Collateral Document shall for any reason fail to create a valid and perfected first priority interest in the collateral purported to be covered thereby (except as permitted by the terms thereof), or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty or Collateral Document, or any Guarantor or Pledgor shall fail to comply with any of the terms or provisions of any Guaranty or Collateral Document to which it is a party, or any Guarantor or Pledgor shall deny that it has any further liability under any Guaranty or Collateral Document to which it is a party, or shall give notice to such effect; provided, however, in the event that a Guarantor merges into, consolidates, liquidates, winds up or dissolves itself as allowed under the terms of this Agreement, such Guarantor shall be deemed released under the terms of its Guaranty and shall not be in default under the terms of this Section 7.14.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1.           Acceleration; Remedies.

(a)           If any Event of Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, any LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time that is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”).  If any other Event of Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(b)           If at any time while any Event of Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(c)           The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuers under the Loan Documents, as provided in Section 8.2.

(d)           At any time while any Event of Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account.  After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

(e)           If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuers to issue Facility LCs hereunder as a result of any Event of Default (other than any Event of Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

(f)           Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may, subject to the direction of the Required Lenders, exercise all rights and remedies under the Loan Documents and enforce all other rights and remedies under applicable law.

8.2.           Application of Funds.  After the exercise of remedies provided for in Section 8.1 (or after the Obligations have automatically become immediately due and payable as set forth in the first sentence of Section 8.1(a)), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a)           First, to payment of fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

(b)           Second, to payment of fees, indemnities and other amounts (other than principal, interest, Standby LC Fees and Commitment Fees) payable to the Lenders and the LC Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the respective LC Issuers as required by Section 9.6 and amounts payable under Article III);

(c)           Third, to payment of accrued and unpaid Standby LC Fees, Commitment Fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the LC Issuers in proportion to the respective amounts described in this Section 8.2(c) payable to them;

(d)           Fourth, to payment of all Obligations (including, in the case of LC Obligations, the funding of the Facility LC Collateral Account, if applicable), ratably among the Lenders; and

(e)           Last, the balance, if any, to the Borrower or as otherwise required by Law.

8.3.           Amendments.  Subject to the provisions of this Section 8.3, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default or Event of Default hereunder; provided, however, that no such supplemental agreement shall:

(a)           without the consent of each Lender directly affected thereby, extend the final maturity of any Loan, extend the expiry date of any Facility LC to a date after the Facility Termination Date, postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto, increase the amount of the Commitment of any Lender hereunder or amend Section 8.2, Section 11.2 or any other provision relating to the sharing of payments between Lenders;

(b)           without the consent of all of the Lenders, reduce the percentage specified in the definition of Required Lenders;

(c)           without the consent of all of the Lenders, amend the definition of Defaulting Lender;

(d)           without the consent of all of the Lenders, amend Section 6.4 to permit the Borrower to carry on and conduct its business in a substantially different manner or in a substantially different field of enterprise as such business is conducted on the Closing Date;

(e)           without the consent of all of the Lenders, amend Section 12.3 to add any consents, restrictions or limitations on the right of a Lender to assign its Loans or Commitments;

(f)           without the consent of all of the Lenders, amend this Section; or

(g)           without the consent of all of the Lenders, except as otherwise permitted under Sections 6.11, 6.12 and 6.18, release any Guarantor or any Foreign Subsidiary, as applicable, of any Loans or collateral secured by the Collateral Documents.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuers shall be effective without the written consent of the LC Issuers.  No amendment to any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be affective without the written consent of the Swing Line Lender.  The Administrative Agent may (i) waive payment of the fee required under Section 12.3(c) and (ii) implement any flex provisions contained in the fee letter described in Section 10.13 or any commitment letter delivered in connection with the transaction that is the subject of this Agreement (the “Flex-Pricing Provisions”) without obtaining the consent of any other party to this Agreement so long as, in the case of any implementation of any flex provisions, the Administrative Agent’s actions would not require consent of all of the Lenders pursuant to the foregoing provisions of this Section.  Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency of a technical or immaterial nature, as determined in good faith by the Administrative Agent.

8.4.           Preservation of Rights.  No delay or omission of the Lenders, the LC Issuers or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of an Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuers and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1.           Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2.           Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, no LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3.           Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4.           Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the LC Issuers and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuers and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 and any Flex-Pricing Provisions, all of which shall survive and remain in full force and effect during the term of this Agreement.

9.5.           Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6.           Expenses; Indemnification.

(a)           The Borrower shall reimburse the Administrative Agent and the Arranger upon demand for all reasonable and documented out-of-pocket expenses paid or incurred by the Administrative Agent or the Arranger, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent and the Arranger and/or the allocated coasts of in-house counsel incurred from time to time, in connection with the due diligence, preparation, administration, negotiation, execution, delivery, syndication, distribution (including, without limitation, via DebtX and any other internet service selected by the Administrative Agent), review, amendment, modification and administration of the Loan Documents.  The Borrower also agrees to reimburse the Administrative Agent, the Arranger, the LC Issuers and the Lenders for any out-of-pocket expenses, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent, the Arranger, the LC Issuers and the Lenders and/or the allocated costs of in-house counsel incurred from time to time, paid or incurred by the Administrative Agent, the Arranger, any LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents.  Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence.  The Borrower acknowledges that from time to time U.S. Bank may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by U.S. Bank from information furnished to it by or on behalf of the Borrower, after U.S. Bank has exercised its rights of inspection pursuant to this Agreement.

(b)           The Borrower hereby further agrees to indemnify and hold harmless the Administrative Agent, the Arranger, each LC Issuer, each Lender, their respective affiliates, and each of their directors, officers and employees, agents and advisors against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor (including reasonable fees, charges and disbursements of outside counsel) whether or not the Administrative Agent, the Arranger, any LC Issuer, any Lender or any affiliate is a party thereto and whether or not brought by a third party or by the Borrower) that any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification, including, without limitation, reasonable attorneys’ fees and settlement costs.  The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

9.7.           Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.8.           Accounting.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, except that any calculation or determination that is to be made on a consolidated basis shall be made for the Borrower and all of its Subsidiaries, including those Subsidiaries, if any, that are unconsolidated on the Borrower’s audited financial statements; provided, however that, notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value”, as defined therein, or (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Administrative Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder.

9.9.           Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10.           Nonliability of Lenders.  The relationship between the Borrower on the one hand and the Lenders, the LC Issuers and the Administrative Agent on the other hand shall be solely that of borrower and lender.  Neither the Administrative Agent, the Arranger, any LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower.  Neither the Administrative Agent, the Arranger, any LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.  The Borrower agrees that neither the Administrative Agent, the Arranger, any LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.  Neither the Administrative Agent, the Arranger, any LC Issuer nor any Lender nor any of their respective affiliates or any of their directors, officers and employees or agents and advisors shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.  It is agreed that the Arranger shall, in its capacity as such, have no duties or responsibilities under the Agreement or any other Loan Document.  Each Lender acknowledges that it has not relied and will not rely on the Arranger in deciding to enter into the Agreement or any other Loan Document or in taking or not taking any action.

9.11.           Confidentiality.  The Administrative Agent and each Lender agrees to hold any confidential information that it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (a) to its Affiliates and to the Administrative Agent and any other Lender and their respective Affiliates who have a need to know, (b) to legal counsel, accountants, and other professional advisors to the Administrative Agent or such Lender or to a Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which it is a party, (f) to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (g) permitted by Article XII, (h) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder, (i) with the consent of the Borrower, and (j) to the extent information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; provided, however, that in the case of clauses (a), (b), (f) and (g), such Person shall be advised that it is bound by these confidentiality provisions.  Without limiting Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and the Administrative Agent and each Lender with respect to any confidential information previously or hereafter received by the Administrative Agent or such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by the Administrative Agent or any Lender with respect to such confidential information.

9.12.           [Reserved].

9.13.           Disclosure.  The Borrower and each Lender hereby acknowledge and agree that U.S. Bank and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

9.14.           USA PATRIOT ACT NOTIFICATION.  The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower and each other Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

ARTICLE X

THE ADMINISTRATIVE AGENT

10.1.           Appointment; Nature of Relationship.  U.S. Bank National Association is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents.  The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X.  Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Minnesota Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2.           Powers.  The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

10.3.           General Immunity.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4.           No Responsibility for Loans, Recitals, etc.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any Guarantor of any of the Obligations or of any of the Borrower’s or any such Guarantor’s respective Subsidiaries.

10.5.           Action on Instructions of Lenders.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.  The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6.           Employment of Administrative Agents and Counsel.  The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

10.7.           Reliance on Documents; Counsel.  The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.  For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

10.8.           Administrative Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(g) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof.  The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9.           Notice of Event of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders; provided that, except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.

10.10.           Rights as a Lender.  In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

10.11.           Lender Credit Decision; Legal Representation.

(a)           Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.  Except for any notice, report, document or other information expressly required to be furnished to the Lenders by the Administrative Agent or Arranger hereunder, neither the Administrative Agent nor the Arranger shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of the Borrower or any of its Affiliates that may come into the possession of the Administrative Agent or Arranger (whether or not in their respective capacity as Administrative Agent or Arranger) or any of their Affiliates.

(b)           Each Lender further acknowledges that it has had the opportunity to be represented by legal counsel in connection with its execution of this Agreement and the other Loan Documents, that it has made its own evaluation of all applicable laws and regulations relating to the transactions contemplated hereby, and that the counsel to the Administrative Agent represents only the Administrative Agent and not the Lenders in connection with this Agreement and the transactions contemplated hereby.

10.12.           Successor Administrative Agent.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign.  Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates that is a commercial bank as a successor Administrative Agent hereunder.  If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.  No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment.  Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent.  Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents.  After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.  In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

10.13.           Administrative Agent and Arranger Fees.  The Borrower agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arranger pursuant to that certain letter agreement dated as of November 2, 2011, or as otherwise agreed from time to time.

10.14.           Delegation to Affiliates.  The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates.  Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) that performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

10.15.           Collateral.  The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrower on their behalf (a) the Collateral Documents and all related financing statements and any other financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents, and (b) any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of collateral that shall be permitted by the terms hereof or of any other Loan Document or that shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

10.16.           No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1.           Setoff.  The Borrower hereby grants each Lender a security interest in all deposits, credits and deposit accounts (including all account balances, whether provisional or final and whether or not collected or available) of the Borrower with such Lender or any Affiliate of such Lender (the “Deposits”).  In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Event of Default occurs, Borrower authorizes each Lender to offset and apply all such Deposits toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Lender or the Lenders.

11.2.           Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure.  If any Lender, whether in connection with setoff or amounts that might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts that may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral or other protection ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1.           Successors and Assigns.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by participation must be made in compliance with Section 12.2.  Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with the terms of this Agreement.  The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender that is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3.  The Administrative Agent may treat the Person that made any Loan or that holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person that made any Loan or that holds any Note to direct payments relating to such Loan or Note to another Person.  Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2.           Participations.

(a)           Permitted Participants; Effect.  Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

(b)           Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents provided that each such Lender may agree in its participation agreement with its Participant that such Lender will not vote to approve any amendment, modification or waiver with respect to any Outstanding Credit Exposure or Commitment in which such Participant has an interest that would require consent of all of the Lenders pursuant to the terms of Section 8.3.

(c)           Benefit of Certain Provisions.  The Lenders agree to share with each Participant any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.  The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5, 9.6 and 9.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.2 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) a Participant shall not be entitled to receive any greater payment under Section 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account (A) except to the extent such entitlement to receive a greater payment results from a change in treaty, law or regulation (or any change in the interpretation or administration thereof by any governmental authority) that occurs after the Participant acquired the applicable participation and (B), in the case of any Participant that would be a Non-U.S. Lender if it were a Lender, such Participant agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender (it being understood that the documentation required under Section 3.5(f) shall be delivered to the participating Lender).  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents) to any Person except to the extent that such disclosure is necessary to establish that such Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

12.3.           Assignments.

(a)           Permitted Assignments.  Any Lender may at any time assign to one or more Eligible Assignees (“Purchasers”) all or any part of its rights and obligations under the Loan Documents.  Such assignment shall be substantially in the form of Exhibit B or in such other form reasonably acceptable to the Administrative Agent as may be agreed to by the parties thereto.  Each such assignment with respect to a Purchaser that is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Outstanding Credit Exposure of the assigning Lender or  (unless each of the Borrower and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000.  The amount of the assignment shall be based on the Commitment or Outstanding Credit Exposure (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.

(b)           Consents.  The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof.  The consent of the Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund.  The consent of the LC Issuers shall be required prior to an assignment of a Revolving Commitment becoming effective unless the Purchaser is a Lender with a Revolving Commitment.  Any consent required under this Section 12.3(b) shall not be unreasonably withheld or delayed.

(c)           Effect; Effective Date.  Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Sections 12.3(a) and 12.3(b), and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment.  The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA.  On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Administrative Agent.  In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents that survive payment of the Obligations and termination of the applicable agreement.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2.  Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(c), the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

(d)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States of America, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender, and participations of each Lender in Facility LCs, pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower or, with respect to a Lender’s entry, such Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)           Dissemination of Information.  The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

12.4.           Tax Treatment.  If any interest in any Loan Document is transferred to any Transferee that is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d).

ARTICLE XIII

NOTICES

13.1.          Notices; Effectiveness; Electronic Communication.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or mailed by certified or registered mail as follows:

(i)           if to the Borrower, to it at One Cabela Drive, Sidney, NE 69160, Attention:  Ralph W. Castner, Executive Vice President and Chief Financial Officer with a copy to Koley Jessen P.C., L.L.O., One Pacific Place, Suite 800, 1125 South 103rd Street, Omaha, Nebraska 68124, Attention: Thomas F. Ackley;

(ii)           if to the Administrative Agent, to it at U.S. Bank Capital Markets, Mail Location: MK-WI-J35M, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Stephen E. Carlton;

(iii)           if to a LC Issuer, to it at its address set forth in its Administrative Questionnaire;

(iv)           if to a Lender, to it at its address set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders and the LC Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent,  provided that the foregoing shall not apply to notices to any Lender or any LC Issuer pursuant to

Article II if such Lender or such LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Change of Address, Etc.  Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto given in the manner set forth in this Section 13.1.

ARTICLE XIV

COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

14.1.           Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent, and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

14.2.           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1.           CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEBRASKA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2.           CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN LANCASTER COUNTY OR DOUGLAS COUNTY, NEBRASKA.  IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN LANCASTER COUNTY OR DOUGLAS COUNTY, NEBRASKA.

15.3.           WAIVER OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT, ANY LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuers and the Administrative Agent have executed this Agreement as of the date first above written.

CABELA’S INCORPORATED

By:	/s/ Ralph W. Castner
Name:	Ralph W. Castner
Title:	Executive Vice President and Chief Financial Officer

Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender, as a LC Issuer and as Administrative Agent

By:	/s/ Patrick E. Spethman
Name:	Patrick E. Spethman
Title:	Vice President

Credit Agreement

WELLS FARGO BANK, N.A.,
as a Lender and as a LC Issuer

By:	/s/ Nathan R. Rantala
Name:	Nathan R. Rantala
Title:	Director

Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Michael T. Letsch
Name:	Michael T. Letsch
Title:	Vice President

Credit Agreement

BARCLAYS BANK PLC,
as a Lender

By:	/s/ David Barton
Name:	David Barton
Title:	Director

Credit Agreement

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Gordon MacArthur
Name:	Gordon MacArthur
Title:	Authorized Signatory

Credit Agreement

BANK OF THE WEST,
as a Lender

By:	/s/ William Honke
Name:	William Honke
Title:	Senior Vice President

Credit Agreement

COMERICA BANK,
as a Lender

By:	/s/ Timothy O'Rourke
Name:	Timothy O'Rourke
Title:	Vice President

Credit Agreement

SOVEREIGN BANK,
as a Lender

By:	/s/ J.R. Riley
Name:	J.R. Riley
Title:	Senior Vice President

Credit Agreement

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Eurocurrency Rate	1.250%	1.375%	1.500%	1.750%	2.00%
Base Rate	0.00%	0.00%	0.00%	0.25%	0.50%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Commitment Fee	0.150%	0.200%	0.225%	0.250%	0.300%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(a) or (b).

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 1.00 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00.

“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00.

“Level V Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is greater than or equal to 2.50 to 1.00.

“Status” means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

Initially, the Applicable Margin and the Applicable Fee Rate shall be determined based on Level II Status.  Thereafter, the Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials.  Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective from and after the first day of the first fiscal month immediately following the date on which the delivery of such Financials is required until the first day of the first fiscal month immediately following the next such date on which delivery of such Financials of the Borrower and its Subsidiaries is so required.  If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until such Financials are so delivered.

Notwithstanding the foregoing, if, as a result of any restatement of or other adjustment to the Borrower’s Financials or for any other reason, the Borrower, any Lender or the Administrative Agent determines that (i) the Leverage Ratio as of any applicable date was inaccurate and (ii) an accurate calculation of the Leverage Ratio would have resulted in a higher Applicable Margin or Applicable Fee Rate for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the LC Issuer, as the case may be, promptly upon demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the LC Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the LC Issuer, as the case may be, under 2.19(d), 2.19(f) or 2.10 or under Article VII.  The Borrower’s obligations under this paragraph shall survive the termination of the Loans and the repayment of all other Obligations hereunder.

2
                                   Pricing Schedule

SCHEDULE 1
Commitments

Lender	Pro-Rata %	Commitment
U.S. Bank National Association	20.481927710843%	$85,000,000.00
Wells Fargo Bank, N.A.	18.072289156627%	$75,000,000.00
Bank of America, N.A.	18.072289156627%	$75,000,000.00
Barclays Bank PLC	12.048192771084%	$50,000,000.00
Royal Bank of Canada	12.048192771084%	$50,000,000.00
Bank of the West	7.228915662651%	$30,000,000.00
Comerica Bank	6.024096385542%	$25,000,000.00
Sovereign Bank	6.024096385542%	$25,000,000.00
Total	100.00%	$415,000,000.00

Sched. 1

SCHEDULE 1(a)
Existing Letters of Credit

Standby Letters of Credit

L/C Number	Origination Date	Expiry Date	Global Letters of Credit Balance
SLCMMSP02123	07/24/02	06/30/12	$250,000.00
SLCMMSP03228	07/07/04	05/31/12	$4,500,341.00
SLCMMSP04544	01/02/07	12/27/11	$100,000.00
SLCMMSP06185	12/23/10	05/30/12	$152,633.70
SLCMMSP06255	03/23/11	02/24/12	$2,200.00
SLCMMSP06256	03/23/11	02/24/12	$40,800.00
		Total	$5,045,974.70

Schedule 1(a)-1

Commercial Letters of Credit

APPLICANT	LC_NUM	DATE ISSUED	LC_CCY	EXPIRY DATE
CABELA’S HONG KONG, LIMITED	IC0666390H	20111007	USD	20111220
CABELA’S HONG KONG, LIMITED	IC0666391H	20111007	USD	20120125
CABELA’S HONG KONG, LIMITED	IC0666392H	20111007	USD	20111223
CABELA’S HONG KONG, LIMITED	IC0666393H	20111010	USD	20120126
CABELA’S HONG KONG, LIMITED	IC0666394H	20111011	USD	20120127
CABELA’S HONG KONG, LIMITED	IC0666395H	20111011	USD	20120127
CABELA’S HONG KONG, LIMITED	IC0666396H	20111011	USD	20120127
CABELA’S HONG KONG, LIMITED	IC0666397H	20111012	USD	20120130
CABELA’S HONG KONG, LIMITED	IC0666398H	20111012	USD	20120130
CABELA’S HONG KONG, LIMITED	IC0666399H	20111013	USD	20120424
CABELA’S HONG KONG, LIMITED	IC0666400H	20111017	USD	20120113
CABELA’S HONG KONG, LIMITED	IC0666401H	20111018	USD	20120205
CABELA’S HONG KONG, LIMITED	IC0666402H	20111018	USD	20111216
CABELA’S HONG KONG, LIMITED	IC0666403H	20111019	USD	20120113
CABELA’S HONG KONG, LIMITED	IC0666404H	20111019	USD	20120206
CABELA’S HONG KONG, LIMITED	IC0666405H	20111020	USD	20120207
CABELA’S HONG KONG, LIMITED	IC0666406H	20111020	USD	20120102
CABELA’S HONG KONG, LIMITED	IC0666407H	20111021	USD	20111214
CABELA’S HONG KONG, LIMITED	IC0666408H	20111021	USD	20120208
CABELA’S HONG KONG, LIMITED	IC0666409H	20111025	USD	20120208
CABELA’S HONG KONG, LIMITED	IC0666410H	20111025	USD	20120210
CABELA’S HONG KONG, LIMITED	IC0666411H	20111025	USD	20111216
CABELA’S HONG KONG, LIMITED	IC0666412H	20111026	USD	20120104
CABELA’S HONG KONG, LIMITED	IC0666413H	20111026	USD	20120118
CABELA’S HONG KONG, LIMITED	IC0666414H	20111026	USD	20120202
CABELA’S HONG KONG, LIMITED	IC0666415H	20111027	USD	20120214
CABELA’S HONG KONG, LIMITED	IC0666416H	20111027	USD	20120214
CABELA’S HONG KONG, LIMITED	IC0666417H	20111028	USD	20120113
CABELA’S HONG KONG, LIMITED	IC0666194H	20110512	USD	20111021
CABELA’S HONG KONG, LIMITED	IC0666195H	20110512	USD	20111028
CABELA’S HONG KONG, LIMITED	IC0666196H	20110512	USD	20111125
CABELA’S HONG KONG, LIMITED	IC0666215H	20110524	USD	20111111
CABELA’S HONG KONG, LIMITED	IC0666265H	20110622	USD	20111223
CABELA’S HONG KONG, LIMITED	IC0666271H	20110628	USD	20111211
CABELA’S HONG KONG, LIMITED	IC0666273H	20110628	USD	20111028
CABELA’S HONG KONG, LIMITED	IC0666277H	20110630	USD	20120417
CABELA’S HONG KONG, LIMITED	IC0666278H	20110706	USD	20111021
CABELA’S HONG KONG, LIMITED	IC0666279H	20110706	USD	20111104
CABELA’S HONG KONG, LIMITED	IC0666280H	20110706	USD	20111021
CABELA’S HONG KONG, LIMITED	IC0666281H	20110706	USD	20111021
CABELA’S HONG KONG, LIMITED	IC0666282H	20110706	USD	20111021
CABELA’S HONG KONG, LIMITED	IC0666283H	20110706	USD	20111021
CABELA’S HONG KONG, LIMITED	IC0666284H	20110706	USD	20111021
CABELA’S HONG KONG, LIMITED	IC0666285H	20110706	USD	20111020
CABELA’S HONG KONG, LIMITED	IC0666286H	20110706	USD	20111021
CABELA’S HONG KONG, LIMITED	IC0666287H	20110706	USD	20111022
CABELA’S HONG KONG, LIMITED	IC0666288H	20110706	USD	20111022

Schedule 1(a)-2

APPLICANT	LC_NUM	DATE ISSUED	LC_CCY	EXPIRY DATE
CABELA’S HONG KONG, LIMITED	IC0666289H	20110706	USD	20111021
CABELA’S HONG KONG, LIMITED	IC0666290H	20110707	USD	20111025
CABELA’S HONG KONG, LIMITED	IC0666291H	20110707	USD	20111025
CABELA’S HONG KONG, LIMITED	IC0666292H	20110711	USD	20111027
CABELA’S HONG KONG, LIMITED	IC0666293H	20110711	USD	20111027
CABELA’S HONG KONG, LIMITED	IC0666294H	20110711	USD	20111027
CABELA’S HONG KONG, LIMITED	IC0666295H	20110712	USD	20111028
CABELA’S HONG KONG, LIMITED	IC0666296H	20110712	USD	20111107
CABELA’S HONG KONG, LIMITED	IC0666297H	20110712	USD	20111028
CABELA’S HONG KONG, LIMITED	IC0666298H	20110713	USD	20111031
CABELA’S HONG KONG, LIMITED	IC0666300H	20110714	USD	20111101
CABELA’S HONG KONG, LIMITED	IC0666302H	20110719	USD	20111104
CABELA’S HONG KONG, LIMITED	IC0666303H	20110719	USD	20111104
CABELA’S HONG KONG, LIMITED	IC0666304H	20110719	USD	20111104
CABELA’S HONG KONG, LIMITED	IC0666305H	20110719	USD	20111104
CABELA’S HONG KONG, LIMITED	IC0666306H	20110719	USD	20111104
CABELA’S HONG KONG, LIMITED	IC0666307H	20110719	USD	20111104
CABELA’S HONG KONG, LIMITED	IC0666308H	20110721	USD	20111118
CABELA’S HONG KONG, LIMITED	IC0666309H	20110721	USD	20111108
CABELA’S HONG KONG, LIMITED	IC0666310H	20110722	USD	20111028
CABELA’S HONG KONG, LIMITED	IC0666311H	20110727	USD	20111111
CABELA’S HONG KONG, LIMITED	IC0666312H	20110727	USD	20111111
CABELA’S HONG KONG, LIMITED	IC0666313H	20110727	USD	20111111
CABELA’S HONG KONG, LIMITED	IC0666314H	20110727	USD	20111111
CABELA’S HONG KONG, LIMITED	IC0666316H	20110802	USD	20111118
CABELA’S HONG KONG, LIMITED	IC0666317H	20110802	USD	20111118
CABELA’S HONG KONG, LIMITED	IC0666319H	20110805	USD	20111104
CABELA’S HONG KONG, LIMITED	IC0666320H	20110809	USD	20111125
CABELA’S HONG KONG, LIMITED	IC0666321H	20110809	USD	20111125
CABELA’S HONG KONG, LIMITED	IC0666322H	20110809	USD	20111026
CABELA’S HONG KONG, LIMITED	IC0666323H	20110809	USD	20111116
CABELA’S HONG KONG, LIMITED	IC0666324H	20110809	USD	20111125
CABELA’S HONG KONG, LIMITED	IC0666325H	20110809	USD	20111125
CABELA’S HONG KONG, LIMITED	IC0666327H	20110816	USD	20111202
CABELA’S HONG KONG, LIMITED	IC0666328H	20110822	USD	20111208
CABELA’S HONG KONG, LIMITED	IC0666329H	20110823	USD	20111209
CABELA’S HONG KONG, LIMITED	IC0666330H	20110823	USD	20111209
CABELA’S HONG KONG, LIMITED	IC0666331H	20110823	USD	20111209
CABELA’S HONG KONG, LIMITED	IC0666332H	20110824	USD	20111026
CABELA’S HONG KONG, LIMITED	IC0666333H	20110825	USD	20111213
CABELA’S HONG KONG, LIMITED	IC0666334H	20110826	USD	20111123
CABELA’S HONG KONG, LIMITED	IC0666335H	20110826	USD	20111214
CABELA’S HONG KONG, LIMITED	IC0666336H	20110829	USD	20111123
CABELA’S HONG KONG, LIMITED	IC0666337H	20110829	USD	20111123
CABELA’S HONG KONG, LIMITED	IC0666338H	20110829	USD	20111123
CABELA’S HONG KONG, LIMITED	IC0666339H	20110829	USD	20111215
CABELA’S HONG KONG, LIMITED	IC0666340H	20110901	USD	20111220
CABELA’S HONG KONG, LIMITED	IC0666341H	20110901	USD	20111220
CABELA’S HONG KONG, LIMITED	IC0666342H	20110901	USD	20111220

Schedule 1(a)-3

APPLICANT	LC_NUM	DATE ISSUED	LC_CCY	EXPIRY DATE
CABELA’S HONG KONG, LIMITED	IC0666343H	20110902	USD	20111221
CABELA’S HONG KONG, LIMITED	IC0666345H	20110905	USD	20111222
CABELA’S HONG KONG, LIMITED	IC0666346H	20110905	USD	20111222
CABELA’S HONG KONG, LIMITED	IC0666347H	20110905	USD	20111222
CABELA’S HONG KONG, LIMITED	IC0666348H	20110905	USD	20111222
CABELA’S HONG KONG, LIMITED	IC0666349H	20110905	USD	20120217
CABELA’S HONG KONG, LIMITED	IC0666350H	20110907	USD	20120131
CABELA’S HONG KONG, LIMITED	IC0666351H	20110907	USD	20120131
CABELA’S HONG KONG, LIMITED	IC0666352H	20110907	USD	20111223
CABELA’S HONG KONG, LIMITED	IC0666353H	20110907	USD	20120131
CABELA’S HONG KONG, LIMITED	IC0666354H	20110907	USD	20111223
CABELA’S HONG KONG, LIMITED	IC0666355H	20110907	USD	20111224
CABELA’S HONG KONG, LIMITED	IC0666356H	20110907	USD	20111223
CABELA’S HONG KONG, LIMITED	IC0666357H	20110908	USD	20111216
CABELA’S HONG KONG, LIMITED	IC0666358H	20110908	USD	20111227
CABELA’S HONG KONG, LIMITED	IC0666359H	20110909	USD	20111227
CABELA’S HONG KONG, LIMITED	IC0666360H	20110909	USD	20111228
CABELA’S HONG KONG, LIMITED	IC0666361H	20110912	USD	20120113
CABELA’S HONG KONG, LIMITED	IC0666362H	20110914	USD	20111230
CABELA’S HONG KONG, LIMITED	IC0666363H	20110914	USD	20111230
CABELA’S HONG KONG, LIMITED	IC0666364H	20110915	USD	20111227
CABELA’S HONG KONG, LIMITED	IC0666365H	20110915	USD	20120102
CABELA’S HONG KONG, LIMITED	IC0666366H	20110915	USD	20120327
CABELA’S HONG KONG, LIMITED	IC0666367H	20110915	USD	20111223
CABELA’S HONG KONG, LIMITED	IC0666368H	20110915	USD	20111223
CABELA’S HONG KONG, LIMITED	IC0666369H	20110919	USD	20120105
CABELA’S HONG KONG, LIMITED	IC0666370H	20110920	USD	20120106
CABELA’S HONG KONG, LIMITED	IC0666371H	20110921	USD	20111228
CABELA’S HONG KONG, LIMITED	IC0666372H	20110922	USD	20120110
CABELA’S HONG KONG, LIMITED	IC0666373H	20110922	USD	20120103
CABELA’S HONG KONG, LIMITED	IC0666374H	20110922	USD	20111216
CABELA’S HONG KONG, LIMITED	IC0666375H	20110927	USD	20120113
CABELA’S HONG KONG, LIMITED	IC0666376H	20110927	USD	20120113
CABELA’S HONG KONG, LIMITED	IC0666378H	20110930	USD	20120117
CABELA’S HONG KONG, LIMITED	IC0666379H	20111003	USD	20120118
CABELA’S HONG KONG, LIMITED	IC0666380H	20111003	USD	20120103
CABELA’S HONG KONG, LIMITED	IC0666381H	20111003	USD	20120118
CABELA’S HONG KONG, LIMITED	IC0666382H	20111004	USD	20120120
CABELA’S HONG KONG, LIMITED	IC0666383H	20111004	USD	20120121
CABELA’S HONG KONG, LIMITED	IC0666384H	20111004	USD	20120121
CABELA’S HONG KONG, LIMITED	IC0666385H	20111004	USD	20120121
CABELA’S HONG KONG, LIMITED	IC0666386H	20111004	USD	20120121
CABELA’S HONG KONG, LIMITED	IC0666387H	20111004	USD	20120121
CABELA’S HONG KONG, LIMITED	IC0666388H	20111004	USD	20120120
CABELA’S HONG KONG, LIMITED	IC0666389H	20111006	USD	20120123
CABELA’S HONG KONG, LIMITED	IC666025H	20101221	USD	20111223
CABELA’S HONG KONG, LIMITED	IC666026H	20101221	USD	20111223

Schedule 1(a)-4

SCHEDULE 5.8(a)
Corporate Structure / Subsidiaries

CABELA'S INCORPORATED SUBSIDIARIES
Entity Name	Place of Organization	Percentage of Ownership
Cabela's Wholesale, Inc.	Nebraska	100%
Cabela's Retail Canada Inc.	Canada	100%
Cabela’s VDR Holdings, Inc.	South Dakota	100%
Cabela's Ventures, Inc.	Nebraska	100%
Cabela's Outdoor Adventures, Inc.	Nebraska	100%
Cabela's Marketing and Brand Management, Inc.	Nebraska	100%
World's Foremost Bank	Nebraska	100%
Cabela's Hong Kong, Limited	Hong Kong	100%
Cabela's France S.A.P.	France	100%

CABELA'S WHOLESALE, INC. SUBSIDIARIES
Entity Name	Place of Organization	Percentage of Ownership
WW Acquisition Company, LLC	Minnesota	100%
Cabela's Retail GP, LLC	Nebraska	100%
CRLP, LLC	Nebraska	100%
Cabela's Retail IL, Inc.	Illinois	100%
Cabela's Retail LA, LLC	Nebraska	100%
Cabela's Retail MO, LLC	Nebraska	100%
Discover Circle, LLC	South Dakota	100%

Sched. 5.8(a)-1

CABELA’S VDR HOLDINGS, INC. SUBSIDIARIES
Entity Name	Place of Organization	Percentage of Ownership
Legacy Trading Company	South Dakota	100%

CABELA'S OUTDOOR ADVENTURES, INC. SUBSIDIARIES
Entity Name	Place of Organization	Percentage of Ownership
Cabela's Trophy Properties, LLC	Nebraska	100%

WORLD'S FOREMOST BANK SUBSIDIARIES
Entity Name	Place of Organization	Percentage of Ownership
WFB Funding Corporation	Nebraska	100%
WFB Funding, LLC	Nebraska	60%
WFB TI Funding I Corporation	Nebraska	100%
WFB TI Funding, LLC	Nebraska	60%

CRLP, LLC SUBSIDIARIES
Entity Name	Place of Organization	Percentage of Ownership
Cabela's Retail TX, L.P.	Nebraska	99.9%

Sched. 5.8(a)-2

SCHEDULE 5.8(b)
Material Subsidiaries

Material Subsidiaries	Place of Organization
Cabela’s Wholesale, Inc.	Nebraska

Sched. 5.8(b)

SCHEDULE 5.8(c)
Excluded Subsidiaries

Excluded Subsidiaries	Place of Organization
Cabela’s Retail TX, L.P.	Nebraska
CRLP, LLC	Nebraska
Legacy Trading Company	South Dakota
Cabela’s Retail GP, LLC	Nebraska
VDR Holdings, Inc.	South Dakota
WW Acquisition Company, LLC	Minnesota

Sched. 5.8(c)

SCHEDULE 5.8(d)
Guarantors

Guarantors	Place of Organization
Cabela’s Marketing and Brand Management, Inc.	Nebraska
Cabela’s Outdoor Adventures, Inc.	Nebraska
Cabela’s Retail IL, Inc.	Illinois
Cabela’s Retail LA, LLC	Nebraska
Cabela’s Retail MO, LLC	Nebraska
Cabela’s Trophy Properties, LLC	Nebraska
Cabela’s Ventures, Inc.	Nebraska
Cabela’s Wholesale, Inc.	Nebraska

Sched. 5.8(d)

SCHEDULE 5.13
Properties

None.

Sched. 5.13

 SCHEDULE 6.13
Investments

	Book Value at September 30, 2011	FMV
ECONOMIC DEVELOPMENT BONDS

Hamburg, PA tax exempt	$7,755,220.87	$8,929,568.69
North Platte, NE	$39,823.49	$100,459.72
Buda, TX tax exempt	$17,045,722.80	$15,763,806.72
Fort Worth, TX tax exempt	$16,982,297.92	$16,982,958.25
Lehi, UT tax exempt	$3,541,623.06	$4,811,066.93
Gonzales, LA taxable	$27,836,140.00	$27,526,548.46
Reno, NV - taxable	$9,285,073.38	$11,383,121.57
Reno, NV - tax exempt	$6,485,598.56	$6,511,261.49
Reno, NV - RDA STAR taxable	$780,000.00	$882,147.95
Hammond, IN taxable	$15,420,129.51	$19,045,060.31
Dundee, MI taxable	$1,093,515.98	$1,093,516.98
World's Foremost Bank RDA TIF	$600,970.09	$600,970.09

Total	$106,866,115.66	$113,630,487.16

LAND HELD FOR SALE

Sidney, NE	$15,600.45
Rapid City, SD	$3,060,000.00
Dundee, MI	$137,308.72
Hamburg, PA	$1,352,314.95
Buda, TX	$1,018,415.95
Richfield, WI	$1,797,606.54
Hoffman Estates, IL	$980,000.00
Hammond, IN	$8,858,801.20
Post Falls, ID	$1,319,304.86
Wheat Ridge, CO	$20,752,863.13

Total	$39,292,215.80

Sched. 6.13-1

OTHER

World's Foremost Bank NIFA bonds	$1,515,000.00
Ohio County Development Authority, Wheeling, WV note receivable	$2,700,000.00
Traverse Mountain Commercial Investments, LLC, Lehi, UT note receivable	$2,204,197.47
Focus Development, Inc. Hamburg, PA note receivable	$584,623.00
The Pointe, LLC, Post Falls, ID note receivable	$2,084,800.00

Total	$9,088,620.47

Sched. 6.13-2

SCHEDULE 6.14
Liens
See attached.

Sched. 6.14-1

Debtor: Cabela’s Incorporated

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
DELAWARE SECRETARY OF STATE	UCC thru Oct. 3, 2011	Lessee: Cabela’s Incorporated Changed D’s address (but not different than original address)	Lessor: U.S. Bancorp Oliver-Allen Technology Leasing	File No. 80409316 Filed on 2-1-2008 Lapse Date: 2-1-2013 Debtor Amendment File No. 81438892 Filed on 4-24-2008	All equipment, software & other personal property financed by Lessor under Equipment Sched. 011 to Master Lease dtd 11-16-2001

		Lessee Cabela’s Incorporated Changed D’s address (but not different than original address)	Lessor: U.S. Bancorp Oliver-Allen Technology Leasing	File No. 80409324 Filed on 2-1-2008 Lapse Date: 2-1-2013 Debtor Amendment File No. 81438652 Filed on 4-24-2008	All equipment, software & other personal property financed by Lessor under Equipment Sched. 09 to Master Lease dtd 11-16-2001

		Lessee Cabela’s Incorporated Changed D’s address (but not different than original address)	Lessor: U.S. Bancorp Oliver-Allen Technology Leasing	File No. 80409332 Filed on 2-1-2008 Lapse Date: 2-1-2013 Debtor Amendment File No. 81438843 Filed on 4-24-2008	All equipment, software & other personal property financed by Lessor under Equipment Sched. 05 to Master Lease dtd 11-16-2001

		Lessee Cabela’s Incorporated	Lessor: U.S. Bancorp Oliver-Allen Technology Leasing Changed D’s address (but not different than original address)	File No. 80409340 Filed on 2-1-2008 Lapse Date: 2-1-2013 Debtor Amendment File No. 81438868 Filed on 4-24-2008	All equipment, software & other personal property financed by Lessor under Equipment Sched. 08 to Master Lease dtd 11-16-2001

Sched. 6.14-2

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		Lessee Cabela’s Incorporated	Lessor: U.S. Bancorp Oliver-Allen Technology Leasing Changed D’s address (but not different than original address)	File No. 80409381 Filed on 2-1-2008 Lapse Date: 2-1-2013 Debtor Amendment File No. 81438876 Filed on 4-24-2008	All equipment, software & other personal property financed by Lessor under Equipment Sched. 010 to Master Lease dtd 11-16-2001

		Lessee Cabela’s Incorporated	Lessor: U.S. Bancorp Oliver-Allen Technology Leasing Changed D’s address (but not different than original address)	File No. 80410744 Filed on 2-1-2008 Lapse Date: 2-1-2013 Debtor Amendment File No. 81438850 Filed on 4-24-2008	All equipment, software & other personal property financed by Lessor under Equipment Sched. 07 to Master Lease dtd 11-16-2001

		Cabela’s Incorporated	Crown Credit Company	File No. 81946795 Filed on 6-6-2008 Lapse Date: 6-6-2013	10 – Crown lift trucks w/ 10 Enersys batteries; 2 – Crown lift trucks w/ 2 GNB batteries (See Box 4 of UCC form for s/n’s)

		Cabela’s Incorporated	Crown Credit Company	File No. 83004734 Filed on 9-5-2008 Lapse Date: 9-5-2013	2 – Skyjack electric scissor lifts (See Box 4 for s/n’s)

		Cabela’s Incorporated	Crown Credit Company	File No. 83004890 Filed on 9-5-2008 Lapse Date: 9-5-2013	1 – Cushman 362 (See Box 4 for s/n)

		Cabela’s Incorporated	Crown Credit Company	File No. 83004981 Filed on 9-5-2008 Lapse Date: 9-5-2013	2 – Taylor Dunn SC100 (See Box 4 for s/n’s)

		Cabela’s Incorporated	Crown Credit Company	File No. 83362124 Filed on 10-3-2008 Lapse Date: 10-3-2013	2 – Crown lift trucks w/ 2 Enersys batteries (See Box 4 for s/n’s)

Sched. 6.14-3

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		Cabela’s Incorporated	Crown Credit Company	File No. 83362371 Filed on 10-3-2008 Lapse Date: 10-3-2013	2 – Crown lift trucks w/ 2 Enersys batteries; 3 – Crown lift trucks w/ 3 Enersys batteries & 3 Enersys chargers (See Box 4 for s/n’s)

		Cabela’s Incorporated	Crown Credit Company	File No. 83378252 Filed on 10-6-2008 Lapse Date: 9-5-2013	1 – Crown lift truck w/ 1 Enersys battery (See Box 4 for s/n’s)

		Cabela’s Incorporated	Crown Credit Company	File No. 83395702 Filed on 10-7-2008 Lapse Date: 10-7-2013	2 – Crown lift trucks w/ 2 Enersys batteries; 1 – Crown lift truck w/ 1 Enersys batteries & 1 Enersys charger (See Box 4 for s/n’s)

		Cabela’s Incorporated	Crown Credit Company	File No. 83712401 Filed on 11-5-2008 Lapse Date: 11-5-2013	Leased equipment per Master Lease Agmt dtd 5-11-2008

		Cabela’s Incorporated	Wells Fargo Bank, N.A.	File No. 90036159 Filed on 1-6-2009 Lapse Date: 1-6-2014	1 – used Mitsubishi forklift (See Box 4 for s/n)

		Lessee: Cabela’s Incorporated	Lessor: US Bancorp Equipment Finance, Inc.	File No. 90267069 Filed on 1-27-2009 Lapse Date: 1-27-2014 Collateral Amendment File No. 90627221 Filed on 2-26-2009
All equipment, software & other personal property financed by Lessor under Equipment Sched. 012 to Master Lease dtd 11-16-2001

Added equipment on Exh. A to Equipment Sched. No. 12 to Master Lease dtd 11-16-2001

		Cabela’s Incorporated	WM Recycle America, L.L.C.	File No. 90460045 Filed on 2-11-2009 Lapse Date: 2-11-2014	1 - new Excel EX63F baler w/ Excel 4821 conveyor; 1 – PTR 3400HD baler

Sched. 6.14-4

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		Lessee: Cabela’s Incorporated	Lessor: Wells Fargo Bank, N.A.	File No. 93309298 Filed on 10-14-2009 Lapse Date: 10-14-2014
NOTE: Financing statement filed for notice purposes only—no intention to create a security interest.

2 – Exide batteries 18E-85-23;
5 – Exide batteries 18E-125-13;
5 – Excide batteries 18E-125-15;
2 – Exide batteries 12E-125-13

		Cabela’s Incorporated	Wells Fargo Bank, N.A.	File No. 93314264 Filed on 10-15-2009 Lapse Date: 10-15-2014	NOTE: Financing statement filed for notice purposes only—no intention to create a security interest. 3 – Enersys batteries 12-100P-13

		Lessee: Cabela’s Incorporated	Lessor: Wells Fargo Bank, N.A.	File No. 93371835 Filed on 10-20-2009 Lapse Date: 10-20-2014	NOTE: Financing statement filed for notice purposes only—no intention to create a security interest. 12 – Ironclad batteries 12E85-13/12E125-13/12E125-15

		Lessee: Cabela’s Incorporated	Lessor: Wells Fargo Bank, N.A.	File No. 93371843 Filed on 10-20-2009 Lapse Date: 10-20-2014	NOTE: Financing statement filed for notice purposes only—no intention to create a security interest. 11 – Ironclad chargers EQ3-10-1-YO/EQ3-6-1

		Cabela’s Incorporated	Wells Fargo Bank, N.A.	File No. 93465017 Filed on 10-28-2009 Lapse Date: 10-28-2014	8 – BMI Technologies impact monitors G Force 2 GF2; 1 – BMI Key interface MVG00

		Cabela’s Incorporated	Wells Fargo Bank, N.A.	File No. 93505879 Filed on 11-2-2009 Lapse Date: 11-2-2014	73 – BMI Technologies G Force impact monitors

Sched. 6.14-5

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		Cabela’s Incorporated	Wells Fargo Bank, N.A.	File No. 93673214 Filed on 11-16-2009 Lapse Date: 11-16-2014	1 – BMI Key interface MVG00; 10 – BMI monitors G Force 2W GF2

		Cabela’s Incorporated	Wells Fargo Bank, N.A.	File No. 01482045 Filed on 4-28-2010 Lapse Date: 4-28-2015	1 – used 2005 Kalmar forklift P60BX (See Box 4 for s/n)

		Lessee: Cabela’s Incorporated	Lessor: U.S. Bancorp Equipment Finance, Inc.	File No. 01952021 Filed on 6-4-2010 Lapse Date: 6-4-2015	All equipment, software & other personal property financed by Lessor under Equipment Sched. 014 to Master Lease dtd 11-16-2001

		Lessee: Cabela’s Incorporated	Lessor: U.S. Bancorp Equipment Finance, Inc.	File No. 01952039 Filed on 6-4-2010 Lapse Date: 6-4-2015 Collateral Amendment File No. 02524480 Filed on 7-20-2010
All equipment, software & other personal property financed by Lessor under Equipment Sched. 013 to Master Lease dtd 11-16-2001

Added equipment on Exh. A to Equipment Sched. No. 13 to Master Lease dtd 11-16-2001
(See Exh. A to  UCC form for complete listing)

		Consignee: Cabela’s Incorporated	Consignor: Larson Boats, LLC	File No. 02490583 Filed on 7-19-2010 Lapse Date: 7-19-2015	All inventory, equipment & other personal property delivered by SP to D, including w/o limitation: 6 – 1700 DC Fish Eagles; 5 – 1850 DC Fish Eagles

		Consignee: Cabela’s Incorporated	Consignor: Larson Boats, LLC	File No. 02505497 Filed on 7-19-2010 Lapse Date: 7-19-2015	All inventory, equipment & other personal property delivered by SP to D, including w/o limitation: 6 – 1700 DC Fish Eagles; 6 – 1850 DC Fish Eagles

Sched. 6.14-6

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		Consignee: Cabela’s Incorporated	Consignor: Larson Boats, LLC	File No. 02525776 Filed on 7-21-2010 Lapse Date: 7-21-2015	All inventory, equipment & other personal property delivered by SP to D, including w/o limitation: 6 – 1700 DC Fish Eagles; 6 – 1850 DC Fish Eagles

		Cabela’s Incorporated	Wells Fargo Bank, N.A.	File No. 04021238 Filed on 11-16-2010 Lapse Date: 11-16-2015	NOTE: Financing statement filed for notice purposes only—no intention to create a security interest. 5 – Caterpillar forklifts E5000 (See Box 4 for s/n’s)

		Cabela’s Incorporated	US Bancorp Equipment Finance, Inc.	File No. 04586230 Filed on 12-24-2010 Lapse Date: 12-24-2015	All equipment, inventory & rights in software financed under Master Lease dtd 11-16-2001

		Cabela’s Incorporated	Wells Fargo Bank, N.A.	File No. 10499353 Filed on 2-10-2011 Lapse Date: 2-10-2016	1 – Caterpillar lift truck E5000 (See Box 4 for s/n)

		Cabela’s Incorporated	Wells Fargo Bank, N.A.	File No. 10742331 Filed on 3-1-2011 Lapse Date: 3-1-2016	NOTE: Financing statement filed for notice purposes only—no intention to create a security interest. 20 – Enersys chargers EQ3-W10-1Y

		Cabela’s Incorporated	Wells Fargo Bank, N.A.	File No. 10916364 Filed on 3-11-2011 Lapse Date: 3-11-2016
NOTE: Financing statement filed for notice purposes only—no intention to create a security interest.

3 – Exide batteries 12E-125-13;
9 – Exide batteries 12E-125-15;
4 – Exide batteries 18E-125-13;
2 – Exide batteries 18E-125-17

Sched. 6.14-7

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		Cabela’s Incorporated	Wells Fargo Bank, National Association, as Agent	File No. 12983081 Filed on 8-2-2011 Lapse Date: 8-2-2016	All items of equipment, machinery, furniture, fixtures, inventory, software &/or other personal property subject to Master Lease Agmt No. 2011206

		Cabela’s Incorporated	Wells Fargo Bank, N.A.	File No. 13677757 Filed on 9-26-2011 Lapse Date: 9-26-2016	NOTE: Financing statement filed for notice purposes only—no intention to create a security interest. 3 – Hawker batteries 18-125F-15

		Cabela’s Incorporated	Caterpillar Financial Services Corporation	File No. 13849034 Filed on 10-6-2011 Lapse Date: 10-6-2016	1 – JLG 260MRT scissor lift (See Box 4 for s/n)

NEBRASKA SECRETARY OF STATE	UCC NOTE: THIS UCC FILED IN WRONG JURISDICTION (NE-SOS)	Cabela’s Incorporated	Deutsche Financial Services Corporation Changed S.P. to GE Commercial Distribution Finance Corp.
File No. 9902189600-91
Filed on 1-17-2002
Lapse Date: 1-17-2017

S.P. Amendment
File No. 9904323012-0
Filed on 3-15-2004

Continuation
File No. 9806303335-2
Filed on 8-2-2006

Continuation
File No. 9811588753-2
Filed on 8-29-2011

Blanket collateral description NOTE: No authorizing party indicated on UCC form. NOTE: No authorizing party indicated on UCC form.

1  Must be amended or terminated within 30 days after the Effective Date.

Sched. 6.14-8

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		Lessee: Cabela’s Incorporated	Lessor: U.S. Bancorp Oliver-Allen Technology Leasing	File No. 9806314998-9 Filed on 10-31-2006 Lapse Date: 10-31-2011 Collateral Amendment File No. 9907506232-3 Filed on 4-20-2007
All equipment, software & other personal property financed by Lessor under Equipment Sched. 08 to Master Lease dtd 11-16-2001

Added equipment on Exh. A to Equipment Sched. No. 08 to Master Lease dtd 11-16-2001

		Lessee: Cabela’s Incorporated	Lessor: U.S. Bancorp Oliver-Allen Technology Leasing	File No. 9807341483-3 Filed on 4-19-2007 Lapse Date: 4-19-2012 Collateral Amendment File No. 9907520188-6 Filed on 8-7-2007
All equipment, software & other personal property financed by Lessor under Equipment Sched. 09 to Master Lease dtd 11-16-2001

Added equipment on Exh. A to Equipment Sched. No. 09 to Master Lease dtd 11-16-2001

		Lessee: Cabela’s Incorporated	Lessor: U.S. Bancorp Oliver-Allen Technology Leasing	File No. 9807341484-5 Filed on 4-19-2007 Lapse Date: 4-19-2012 Collateral Amendment File No. 9907536771-1 Filed on 12-5-2007
All equipment, software & other personal property financed by Lessor under Equipment Sched. 010 to Master Lease dtd 11-16-2001

Added equipment on Exh. A to Equipment Sched. No. 010 to Master Lease dtd 11-16-2001

Sched. 6.14-9

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		Lessee: Cabela’s Incorporated	Lessor: U.S. Bancorp Oliver-Allen Technology Leasing	File No. 9807364201-4 Filed on 10-10-2007 Lapse Date: 10-10-2012 Collateral Amendment File No. 9908541939-6 Filed on 1-8-2008
All equipment, software & other personal property financed by Lessor under Equipment Sched. 011 to Master Lease dtd 11-16-2001

Added equipment on Exh. A to Equipment Sched. No. 011 to Master Lease dtd 11-16-2001

		Cabela’s Incorporated	Assignor: Pure Health Solutions, Inc. Assignee: Bank of the West, Trinity Division	File No. 9910641381-9 Filed on 10-27-2010 Lapse Date: 10-27-2015	Equipment leased under Rental Agmt 032-00900300-001 dtd 8-25-2010 between D. as Lessee & Pure Health Solutions, Inc. as Lessor (See Rental Agreement attached to UCC form)

Sched. 6.14-10

Debtor: Cabela’s Retail GP, LLC

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
NEBRASKA SECRETARY OF STATE	UCC (thru Oct. 14, 2011)	Cabela’s Retail GP, LLC	Les Schwab Tire Centers of Boise, Inc.	File No. 9810519911-3 Filed: Jun 30, 2010 Lapse Date: Jun 30, 2015
All present & future products & goods & proceeds thereof, purchased by D. from S.P., including, but not limited to, all new, used & recapped tires, all new & used wheels, and all batteries & all related products

Debtor: Cabela’s Wholesale, Inc.

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
NEBRASKA SECRETARY OF STATE	UCC (thru Oct. 14, 2011)	Cabela’s Retail, Inc. Changed D’s name to Cabela’s Wholesale, Inc.	GE Commercial Distribution Finance Corporation	Filing No. 9805260602-5 Filed on 9-21-2005 Lapse Date: 9-21-2015 Debtor Amendment Filing No. 9908570944-2 Filed on 9-16-2008 Continuation Filing No. 9810508377-6 Filed on 4-14-2010	All inventory financed in whole or in part by SP, all rights to any price protection payments, etc.

Sched. 6.14-11

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		Cabela’s Retail, Inc. Changed D’s name to Cabela’s Wholesale, Inc.	Brunswick Acceptance Company, LLC Changed SP’s address to “…….Hoffman Estates, IL…”
Filing No. 9905424994-4
Filed on 12-2-2005
Lapse Date: 12-2-2015

Collateral Amendment
Filing No. 9905427673-7
Filed on 12-19-2005

Debtor Amendment
Filing No. 9908564775-5
Filed on 7-3-2008

Secured Party Amendment
Filing No. 9909607340-8
Filed on 9-17-2009

Continuation
Filing No. 9810521989-0
Filed on 7-15-2010

Inventory, accounts, chattel paper, documents, electronic chattel paper, equipment, etc., including Seller Credits, which means all of D's rights to any price protection payments, rebates, discounts, credits, factory holdbacks, incentive payments & other amounts due D w/ respect to any such inventory; and all accessions, accessories and replacements, etc.

Restated collateral to the following:

(a) Inventory financed by SP;
(b) all of D’s rights to any price protection payments, rebates, discounts, credits, factory holdbacks, incentive payments & other amts due D w/ respect any such inventory;
(c) all proceeds & products of the foregoing.

Sched. 6.14-12

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		Cabela’s Retail, Inc. Corrected D’s org info Changed D’s name to Cabela’s Wholesale, Inc.	Kawasaki Motors Corp, USA
Filing No. 9906448005-9
Filed on 4-11-2006
Lapse Date: 4-11-2016

Debtor Amendment
Filing No. 9906473106-4
Filed on 10-2-2006

Debtor Amendment
Filing No. 9908574185-6
Filed on 10-23-2008

Collateral Amendment
Filing No. 9910631867-7
Filed on 7-9-2010

Continuation
Filing No. 9910642670-3
Filed on 11-9-2010

All inventory of Kawasaki brand products that is financed  for D by SP or is otherwise acquired by Debtor as a results of any advance made, etc., including motorcycles, all terrain vehicles, etc.

Restated collateral to the following:

(i) All inventory of Kawasaki brand products financed for D by SP or acquired by D via advance made or other value given by SP, including, w/o limitation, motorcycles, all-terrain vehicles, watercraft, utility vehicles, recreation utility vehicles, generators, parts & accessories, & other Kawasaki trade name goods; and (ii) all products & proceeds thereof.

Sched. 6.14-13

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		Cabela’s Retail, Inc. Corrected D’s org info Changed D’s name to Cabela’s Wholesale, Inc.	Kawasaki Motors Finance Corporation
Filing No. 9906448006-1
Filed on 4-11-2006
Lapse Date: 4-11-2016

Debtor Amendment
Filing No. 9906473105-2
Filed on 10-2-2006

Debtor Amendment
Filing No. 9908574184-4
Filed on 10-23-2008

Collateral Amendment
Filing No. 9910631868-9
Filed on 7-9-2010

Continuation
Filing No. 9910642669-0
Filed on 11-9-2010

All inventory of Kawasaki brand products that is financed  for Debtor by Secured Party or is otherwise acquired by Debtor as a results of any advance made, etc., including motorcycles, all terrain vehicles, etc.

Restated collateral to the following:

(i) All inventory of Kawasaki brand products financed for D by SP or acquired by D via advance made or other value given by SP, including, w/o limitation, motorcycles, all-terrain vehicles, watercraft, utility vehicles, recreation utility vehicles, generators, parts & accessories, & other Kawasaki trade name goods; and (ii) all products & proceeds thereof.

Sched. 6.14-14

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		Cabela’s Wholesale, Inc.	Kawasaki Motors Corp, USA	File No. 9908573827-7 Filed on 10-20-2008 Lapse Date: 10-20-2013 Collateral Amendment File No. 9910631555-6 Filed on 7-6-2010
All Kawasaki land & marine vehicles including all Kawasaki motorcycles, all-terrain vehicles, watercraft, utility vehicles, recreation utility vehicles, generators & all other Kawasaki trade name items, and all equipment leased from SP.

Restated collateral to the following:

(i) All inventory of Kawasaki brand products financed for D by SP or acquired by D via advance made or other value given by SP, including, w/o limitation, motorcycles, all-terrain vehicles, watercraft, utility vehicles, recreation utility vehicles, generators, parts & accessories, & other Kawasaki trade name goods; and (ii) all products & proceeds thereof.

Sched. 6.14-15

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		Cabela’s Wholesale, Inc.	Kawasaki Motors Finance Corporation	File No. 9908573828-9 Filed on 10-20-2008 Lapse Date: 10-20-2013 Collateral Amendment File No. 9910631554-4 Filed on 7-6-2010
(i) All motorcycles, all-terrain vehicles, watercraft, utility vehicles, recreation utility vehicles, generators, & all other inventory, equipment, or goods financed by SP; and
(ii) all other inventory, equipment, goods, machinery, furniture, fixtures, vehicles, accounts, account receivables, instruments, deposit accounts, notes, chattel paper, rebates, incentive payments, contracts & other rights to pmt & general intangibles.

Restated collateral to the following:

(i) All inventory of Kawasaki brand products financed for D by SP or acquired by D via advance made or other value given by SP, including, w/o limitation, motorcycles, all-terrain vehicles, watercraft, utility vehicles, recreation utility vehicles, generators, parts & accessories, & other Kawasaki trade name goods; and (ii) all products & proceeds thereof

Sched. 6.14-16

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		Consignee: Cabela’s Wholesale, Inc.	Consignor: Brunswick Corporation	File No. 9909595458-2 Filed on 5-4-2009 Lapse Date: 5-4-2014
(a) New/unused Bayliner Runabouts from 17’ to 24’;
(b) new/unused Bayliner Cruisers from 24’ to 34’;
(c) new/unused Maxum Runabouts from 17’ to 24’;
(d) new/unused Maxum Cruiser/Sport yachts from 25’ to 37’;
(e) new/unused Trophy Center Console & Walk Arounds from 17’ to 29;
(f) new/unused Lowe Boats aluminum fishing boats from 16’ to 21’;
(g) new/unused Crestliner Boats aluminum fishing boats & pontoon boats from 16’ to 25’.

		Cabela’s Wholesale, Inc.	U.S. Bancorp Business Equipment Finance Group	File No. 9811570487-7 Filed on 4-25-2011 Lapse Date: 5-24-2016	2 – C 6500’s

		Lessee: Cabela’s Wholesale, Inc.	Lessor: MacQuarie Equipment Finance, LLC	File No. 9811576247-5 Filed on 5-31-2011 Lapse Date: 5-31-2016	NOTE: This transaction is a true lease. This UCC financing statement is filed for info purposes only. All computer & communications equipment leased to D under Master Lease between D & SP.

Sched. 6.14-17

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		Lessee: Cabela’s Wholesale, Inc.	Lessor: MacQuarie Equipment Finance, LLC	File No. 9811576250-2 Filed on 5-31-2011 Lapse Date: 5-31-2016
NOTE: This transaction is a true lease.  This UCC financing statement is filed for info purposes only.

All computer & communications equipment leased by D under Sched. No. 001 to Master Lease Agmt between D and SP.
(See Box 4 on UCC form for complete collateral description)

		Lessee: Cabela’s Wholesale, Inc.	Lessor: MacQuarie Equipment Finance, LLC	File No. 9811593514-3 Filed on 9-29-2011 Lapse Date: 9-29-2016
NOTE: This transaction is a true lease.  This UCC financing statement is filed for info purposes only.

All computer & communications equipment leased by D under Sched. No. 002 to Master Lease Agmt between D and SP.
(See Box 4 on UCC form for complete collateral description)

Sched. 6.14-18

Debtor: WFB Funding, LLC

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
NEBRASKA SECRETARY OF STATE	UCC (thru Oct. 14, 2011)	WFB Funding, LLC	U.S. Bank National Association	File No. 9903256306-9 Filed on 2-4-2003 Lapse Date: 2-4-2013 Amendment File No. 9903264855-2 Filed on 3-20-2003 Continuation File No. 9907522163-6 Filed on 8-21-2007
All D’s right, title & interest in & to the Receivables, per that certain A&R Pooling & Servicing Agmt dtd Feb. 4, 2003 (subsequently supplemented) by & among World’s Foremost Bank, National Ass’n as Servicer, D as Transferor, & SP as Trustee of the Cabela’s Master Credit Card Trust

Restated collateral to add the 2003-2 Supplement dtd Mar. 24, 2003

		WFB Funding, LLC	U.S. Bank National Association	File No. 9903271697-5 Filed on 4-23-2003 Lapse Date: 4-23-2013 Continuation File No. 9907534684-4 Filed on 11-20-2007
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 8 of Receivables in Additional Accounts dtd as of April 29, 2003 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-19

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		WFB Funding, LLC	U.S. Bank National Association	File No. 9903281920-2 Filed on 6-23-2003 Lapse Date: 6-23-2013 Continuation File No. 9908546243-6 Filed on 2-4-2008
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 9 of Receivables in Additional Accounts dtd as of Jun. 25, 2003 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9903295480-4 Filed on 9-18-2003 Lapse Date: 9-18-2013 Continuation File No. 9908563427-7 Filed on 6-19-2008
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 10 of Receivables in Additional Accounts dtd as of Sep. 23, 2003 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9903308312-5 Filed on 12-15-2003 Lapse Date: 12-15-2013 Continuation File No. 9908563428-9 Filed on 6-19-2008
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 11 of Receivables in Additional Accounts dtd as of Dec. 18, 2003 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-20

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		WFB Funding, LLC	U.S. Bank National Association	File No. 99042323867-1 Filed on 3-18-2004 Lapse Date: 3-18-2014 Continuation File No. 9908571281-7 Filed on 9-22-2008
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 12 of Receivables in Additional Accounts dtd as of Mar. 25, 2004 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	ASSIGNOR: Cabela’s Credit Card Master Note Trust ASSIGNEE: U.S. Bank National Association, as Indenture Trustee	File No. 9904328350-1 Filed on 4-14-2004 Lapse Date: 4-14-2014 Continuation File No. 9908573604-5 Filed on 10-17-2008
All D’s right, title & interest in & to the Series 2004-1 Certificate issued by Cabela’s Master Credit Card Trust per that certain Series 2004-1 Supplement dtd as of Apr. 14, 2004 by & among D as Transferor, SP as Trustee & World’s Foremost Bank as Servicer.

		WFB Funding, LLC	U.S. Bank National Association	File No. 99043398086-3 Filed on 6-21-2004 Lapse Date: 6-21-2014 Continuation File No. 9909592216-7 Filed on 4-3-2009
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 13 of Receivables in Additional Accounts dtd as of Jun. 24, 2004 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-21

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		WFB Funding, LLC	U.S. Bank National Association	File No. 9904352131-7 Filed on 9-24-2004 Lapse Date: 9-24-2014 Continuation File No. 9909592215-5 Filed on 4-3-2009
All D’s right, title &  interest in & to the Receivables, per that certain Assignment No. 14 of Receivables in Additional Accounts dtd as of Sep. 29, 2004 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9904367559-0 Filed on 12-22-2004 Lapse Date: 12-22-2014 Continuation File No. 9909604230-2 Filed on 8-10-2009
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 15 of Receivables in Additional Accounts dtd as of Dec. 28, 2004 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9905384790-3 Filed on 3-18-2005 Lapse Date: 3-18-2015 Continuation File No. 9909607895-3 Filed on 9-23-2009
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 16 of Receivables in Additional Accounts dtd as of Mar. 24, 2005 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-22

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		WFB Funding, LLC	U.S. Bank National Association	File No. 9905400679-8 Filed on 6-24-2005 Lapse Date: 6-24-2015 Continuation File No. 9909615550-3 Filed on 12-31-2009
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 17 of Receivables in Additional Accounts dtd as of Jun. 29, 2005 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9905413710-1 Filed on 9-22-2005 Lapse Date: 9-22-2015 Continuation File No. 9910624540-6 Filed on 4-13-2010
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 18 of Receivables in Additional Accounts dtd as of Sep. 29, 2005 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9905426028-9 Filed on 12-7-2005 Lapse Date: 12-7-2015 Continuation File No. 9910629672-0 Filed on 6-10-2010
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 19 of Receivables in Additional Accounts dtd as of Dec. 13, 2005 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-23

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		WFB Funding, LLC	U.S. Bank National Association	File No. 9906444868-3 Filed on 3-22-2006 Lapse Date: 3-22-2016 Continuation File No. 9910638305-4 Filed on 9-23-2010
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 20 of Receivables in Additional Accounts dtd as of Mar. 28, 2006 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9906458056-8 Filed on 6-21-2006 Lapse Date: 6-21-2016 Continuation File No. 9910646654-3 Filed on 12-28-2010
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 21 of Receivables in Additional Accounts dtd as of Jun. 26, 2006 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9906472495-6 Filed on 9-27-2006 Lapse Date: 9-27-2016 Continuation File No. 9911659039-6 Filed on 4-15-2011
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 22 of Receivables in Additional Accounts dtd as of Sep. 27, 2006 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-24

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		WFB Funding, LLC	U.S. Bank National Association	File No. 9906483149-6 Filed on 12-4-2006 Lapse Date: 12-4-2016 Continuation File No. 9911671722-1 Filed on 9-14-2011
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 23 of Receivables in Additional Accounts dtd as of Dec. 15, 2006 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9907499826-2 Filed on 3-12-2007 Lapse Date: 3-12-2017 Continuation File No. 9911671723-3 Filed on 9-14-2011
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 24 of Receivables in Additional Accounts dtd as of Mar. 22, 2007 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9907512557-9 Filed on 6-6-2007 Lapse Date: 6-6-2012
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 25 of Receivables in Additional Accounts dtd as of Jun. 15, 2007 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-25

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		WFB Funding, LLC	ASSIGNOR: WFB TI Funding, LLC ASSIGNEE: Wachovia Capital Markets, LLC, as Program Agent for Lenders	File No. 9907514039-3 Filed on 6-18-2007 Lapse Date: 6-18-2012
All D’s right, title & interest in & to all TI Collections payable under the Transferor Certificate per that certain Master Transferor Certificate Participation Agmt dtd June 21, 2007, entered into among World’s Foremost Bank as Participation Servicer & Originator, D as Seller, & WFB TI Funding LLC as Participant

		WFB Funding, LLC	U.S. Bank National Association	File No. 9907525387-3 Filed on 9-13-2007 Lapse Date: 9-13-2012
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 26 of Receivables in Additional Accounts dtd as of Sep. 21, 2007 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9907537210-4 Filed on 12-7-2007 Lapse Date: 12-7-2012
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 27 of Receivables in Additional Accounts dtd as of Dec.12, 2007 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9908550699-7 Filed on 3-6-2008 Lapse Date: 3-6-2013
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 28 of Receivables in Additional Accounts dtd as of Mar. 14, 2008 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-26

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		WFB Funding, LLC	U.S. Bank National Association	File No. 9908561723-3 Filed on 6-3-2008 Lapse Date: 6-3-2013
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 29 of Receivables in Additional Accounts dtd as of Jun. 12, 2008 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9908570412-5 Filed on 9-9-2008 Lapse Date: 9-9-2013
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 30 of Receivables in Additional Accounts dtd as of Sep. 17, 2008 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9908578547-8 Filed on 12-10-2008 Lapse Date: 12-10-2013
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 31 of Receivables in Additional Accounts dtd as of Dec.18, 2008 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9909590118-7 Filed on 3-16-2009 Lapse Date: 3-16-2014
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 32 of Receivables in Additional Accounts dtd as of Mar. 19, 2009 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-27

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		WFB Funding, LLC	U.S. Bank National Association	File No. 9909599028-5 Filed on 6-10-2009 Lapse Date: 6-10-2014
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 33 of Receivables in Additional Accounts dtd as of Jun. 18, 2009 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9909607564-2 Filed on 9-21-2009 Lapse Date: 9-21-2014
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 34 of Receivables in Additional Accounts dtd as of Sep. 25, 2009 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9909614540-1 Filed on 12-16-2009 Lapse Date: 12-16-2014
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 35 of Receivables in Additional Accounts dtd as of Dec.23, 2009 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9910620362-4 Filed on 2-19-2010 Lapse Date: 2-19-2015
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 36 of Receivables in Additional Accounts dtd as of Mar. 3, 2010 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-28

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		WFB Funding, LLC	U.S. Bank National Association	File No. 9910630211-7 Filed on 6-16-2010 Lapse Date: 6-16-2015
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 37 of Receivables in Additional Accounts dtd as of Jun. 16, 2010 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9910637740-5 Filed on 9-17-2010 Lapse Date: 9-17-2015
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 38 of Receivables in Additional Accounts dtd as of Sep. 17, 2010 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9910645835-6 Filed on 12-17-2010 Lapse Date: 12-17-2015
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 39 of Receivables in Additional Accounts dtd as of Dec.17, 2010 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9911654990-7 Filed on 3-23-2011 Lapse Date: 3-23-2016
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 40 of Receivables in Additional Accounts dtd as of Mar. 23, 2011 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-29

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		WFB Funding, LLC	U.S. Bank National Association	File No. 9911664246-2 Filed on 6-15-2011 Lapse Date: 6-15-2016
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 41 of Receivables in Additional Accounts dtd as of Jun. 15, 2011 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

		WFB Funding, LLC	U.S. Bank National Association	File No. 9911671952-8 Filed on 9-16-2011 Lapse Date: 9-16-2016
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 42 of Receivables in Additional Accounts dtd as of Sep. 16, 2011 by & between D as Transferor & SP as Trustee of the Cabela’s Master Credit Card Trust

Debtor: WFB TI Funding, LLC

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
NEBRASKA SECRETARY OF STATE	UCC	WFB TI Funding, LLC	Wachovia Capital Markets, LC as Program Agent for Lenders	File No. 9907514038-1 Filed: Jun 18, 2007 Lapse Date: Jun 18, 2012
All of D’s right, title & interest in the Participation Interest, together w/ all Related Security and Participation Collections w/ respect thereto, per that certain Credit Agmt dtd June 21, 2007 among D. as Borrower, World’s Foremost Bank as Servicer, Variable Funding Capital Company LLC as Conduit Lender & other financial institutions as Lenders (see Exh. A for complete description)

Sched. 6.14-30

Debtor: World’s Foremost Bank

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
NEBRASKA SECRETARY OF STATE	UCC (thru Oct. 14, 2011)	World’s Foremost Bank, National Association Changed D’s name to World’s Foremost Bank	U.S. Bank National Association
File No. 990117543-8
Filed on 11-1-2001
Lapse Date: 11-1-2016

Debtor Amendment
File No. 9903285393-7
Filed on 7-14-2003

Continuation
File No. 9906468698-0
Filed on 9-1-2006

Continuation
File No. 9911663267-5
Filed on 6-3-2011

All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 2 of Receivables in Additional Accounts dtd as of Nov. 2, 2001 by & between D as Transferor & Servicer, and SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-31

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		World’s Foremost Bank, National Association Changed D’s name to World’s Foremost Bank	U.S. Bank National Association
File No. 9901185121-7
Filed on 12-26-2001
Lapse Date: 12-26-2016

Debtor Amendment
File No. 9903285395-1
Filed on 7-14-2003

Continuation
File No. 9906468699-2
Filed on 9-1-2006

Continuation
File No. 9911665629-5
Filed on 7-1-2011

All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 3 of Receivables in Additional Accounts dtd as of Dec. 27, 2001 by & between D as Transferor & Servicer, and SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-32

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		World’s Foremost Bank, National Association Changed D’s name to World’s Foremost Bank	U.S. Bank National Association
File No. 9902204695-8
Filed on 3-26-2002
Lapse Date: 3-26-2017

Debtor Amendment
File No. 9903285396-3
Filed on 7-14-2003

Continuation
File No. 9906480935-0
Filed on 11-17-2006

Continuation
File No. 9907500005-6
Filed on 3-12-2007

Continuation
File No. 9911672746-2
Filed on 9-28-2011

All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 4 of Receivables in Additional Accounts dtd as of Mar. 28, 2002 by & between D as Transferor & Servicer, and SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-33

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		World’s Foremost Bank, National Association Changed D’s name to World’s Foremost Bank	U.S. Bank National Association	File No. 9902222717-8 Filed on 6-24-2002 Lapse Date: 6-24-2012 Debtor Amendment File No. 9903285397-5 Filed on 7-14-2003 Continuation File No. 9906487106-0 Filed on 12-28-2006
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 5 of Receivables in Additional Accounts dtd as of Jun. 26, 2002 by & between D as Transferor & Servicer, and SP as Trustee of the Cabela’s Master Credit Card Trust

		World’s Foremost Bank, National Association Changed D’s name to World’s Foremost Bank	U.S. Bank National Association	File No. 9902236204-7 Filed on 9-19-2002 Lapse Date: 9-19-2012 Debtor Amendment File No. 9903285398-7 Filed on 7-14-2003 Continuation File No. 9907506439-1 Filed on 4-23-2007
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 6 of Receivables in Additional Accounts dtd as of Sep. 24, 2002 by & between D as Transferor & Servicer, and SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-34

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		World’s Foremost Bank, National Association Changed D’s name to World’s Foremost Bank	U.S. Bank National Association	File No. 9902248667-1 Filed on 12-16-2002 Lapse Date: 12-16-2012 Debtor Amendment File No. 9903285394-9 Filed on 7-14-2003 Continuation File No. 9907522161-2 Filed on 8-21-2007
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 7 of Receivables in Additional Accounts dtd as of Dec. 19, 2002 by & between D as Transferor & Servicer, and SP as Trustee of the Cabela’s Master Credit Card Trust

		World’s Foremost Bank, National Association Changed D’s org type from nat’l bank to nat’l banking ass’n Changed D’s name to World’s Foremost Bank	ASSIGNOR: WFB Funding, LLC ASSIGNEE: U.S. Bank National Association
File No. 9903256305-7
Filed on 2-4-2003
Lapse Date: 2-4-2013

Debtor Amendment
File No. 9903260255-6
Filed on 2-26-2003

Amendment
File No. 9903285399-9
Filed on 7-14-2003

Continuation
File No. 9907522162-4
Filed on 8-21-2007
All D’s right, title & interest in & to the Receivables, per that certain Receivables Purchase Agmt dtd Feb. 4, 2003 by & between D as RPA Seller and WFB Funding, LLC as Purchaser

Sched. 6.14-35

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		World’s Foremost Bank	ASSIGNOR: WFB Funding, LLC ASSIGNEE: U.S. Bank National Association	File No. 9903285380-0 Filed on 7-14-2003 Lapse Date: 7-14-2013 Continuation File No. 9908546232-3 Filed on 2-4-2008	All D’s right, title & interest in & to the Receivables, per that certain Receivables Purchase Agmt dtd Feb. 4, 2003 by & between D as RPA Seller and WFB Funding, LLC as Purchaser

		World’s Foremost Bank Changed D’s name to “World’s Foremost Bank, National Association” Changed D’s name back to World’s Foremost Bank	U.S. Bank National Association, as Trustee
File No. 9903285381-2
Filed on 7-14-2003
Lapse Date: 7-14-2013

Debtor Amendment
File No. 9903293362-2
Filed on 9-4-2003

Amendment
File No. 9903293597-9
Filed on 9-5-2003

Continuation
File No. 9908546233-5
Filed on 2-4-2008

NOTE: This is an In-lieu-of continuation statement, for initial UCC filing # 2001118232 on 2-7-2001 with D of C – R of D

All D’s right, title & interest in & to the Receivables, per that certain Pooling & Servicing Agmt dtd Mar, 23, 2001 & the Series 2001-1 Supplement thereto, by & between D as Transferor & Servicer, and SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-36

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		World’s Foremost Bank Changed D’s name to “World’s Foremost Bank, National Association” Changed D’s name back to World’s Foremost Bank	U.S. Bank National Association
File No. 9903285382-4
Filed on 7-14-2003
Lapse Date: 7-14-2013

Debtor Amendment
File No. 9903293365-8
Filed on 9-4-2003

Debtor Amendment
File No. 9903293599-3
Filed on 9-5-2003

Continuation
File No. 9908545234-7
Filed on 2-4-2008

NOTE: This is an In-lieu-of continuation statement, for initial UCC filing # 2001106080 on 11-2-2001 with D of C – R of D

All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 2 of Receivables in Additional Accounts dtd as of Nov. 2, 2001 by & between D as Transferor & Servicer, and SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-37

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		World’s Foremost Bank Changed D’s name to “World’s Foremost Bank, National Association” Changed D’s name back to World’s Foremost Bank	U.S. Bank National Association
File No. 9903285383-6
Filed on 7-14-2003
Lapse Date: 7-14-2013

Debtor Amendment
File No. 9903293368-4
Filed on 9-4-2003

Debtor Amendment
File No. 9903293601-0
Filed on 9-5-2003

Continuation
File No. 9908546235-9
Filed on 2-4-2008

NOTE: This is an In-lieu-of continuation statement, for initial UCC filing # 2002007049 on 1-15-2002 with D of C – R of D

All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 3 of Receivables in Additional Accounts dtd as of Dec. 27, 2001 by & between D as Transferor & Servicer, and SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-38

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		World’s Foremost Bank Changed D’s name to “World’s Foremost Bank, National Association” Changed D’s name back to World’s Foremost Bank	U.S. Bank National Association
File No. 9903285384-8
Filed on 7-14-2003
Lapse Date: 7-14-2013

Debtor Amendment
File No. 9903293369-6
Filed on 9-4-2003

Debtor Amendment
File No. 9903292604-6
Filed on 9-5-2003

Continuation
File No. 9908546237-3
Filed on 2-4-2008

NOTE: This is an In-lieu-of continuation statement, for initial UCC filing # 2002035022 on 3-26-2002 with D of C – R of D

All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 4 of Receivables in Additional Accounts dtd as of Mar. 28, 2002 by & between D as Transferor & Servicer, and SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-39

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		World’s Foremost Bank Changed D’s name to “World’s Foremost Bank, National Association” Changed D’s name back to World’s Foremost Bank	U.S. Bank National Association
File No. 9903285385-0
Filed on 7-14-2003
Lapse Date: 7-14-2013

Debtor Amendment
File No. 9903293372-3
Filed on 9-4-2003

Debtor Amendment
File No. 9903293605-8
Filed on 9-5-2003

Continuation
File No. 9908546238-5
Filed on 2-4-2008

NOTE: This is an In-lieu-of continuation statement, for initial UCC filing # 2002073561 on 6-24-2002 with D of C – R of D

All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 5 of Receivables in Additional Accounts dtd as of Jun. 26, 2002 by & between D as Transferor & Servicer, and SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-40

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		World’s Foremost Bank Changed D’s name to “World’s Foremost Bank, National Association” Changed D’s name back to World’s Foremost Bank	U.S. Bank National Association
File No. 9903285386-2
Filed on 7-14-2003
Lapse Date: 7-14-2013

Debtor Amendment
File No. 9903293375-9
Filed on 9-4-2003

Debtor Amendment
File No. 9903293607-2
Filed on 9-5-2003

Continuation
File No. 9908546239-7
Filed on 2-4-2008

NOTE: This is an In-lieu-of continuation statement, for initial UCC filing # 2002109155 on 9-20-2002 with D of C – R of D

All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 6 of Receivables in Additional Accounts dtd as of Sep. 24, 2002 by & between D as Transferor & Servicer, and SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-41

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		World’s Foremost Bank Changed D’s name to “World’s Foremost Bank, National Association” Changed D’s name back to World’s Foremost Bank	U.S. Bank National Association
File No. 9903285387-4
Filed on 7-14-2003
Lapse Date: 7-14-2013

Debtor Amendment
File No. 9903293381-2
Filed on 9-4-2003

Debtor Amendment
File No. 9903293510-9
Filed on 9-5-2003

Continuation
File No. 9908546240-0
Filed on 2-4-2008

NOTE: This is an In-lieu-of continuation statement, for initial UCC filing # 2002145596 on 12-13-2002 with D of C – R of D

All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 7 of Receivables in Additional Accounts dtd as of Dec. 19, 2002 by & between D as Transferor & Servicer, and SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-42

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		World’s Foremost Bank Changed D’s name to “World’s Foremost Bank, National Association” Changed D’s name back to World’s Foremost Bank	ASSIGNOR: WFB Funding, LLC ASSIGNEE: U.S. Bank National Association
File No. 9903285388-6
Filed on 7-14-2003
Lapse Date: 7-14-2013

Debtor Amendment
File No. 9903293382-4
Filed on 9-4-2003

Debtor Amendment
File No. 9903293612-3
Filed on 9-5-2003

Continuation
File No. 9908546241-2
Filed on 2-4-2008

NOTE: This is an In-lieu-of continuation statement, for initial UCC filing # 2003018389 on 2-6-2003 with D of C – R of D

All D’s right, title & interest in & to the Receivables, per that certain Receivables Purchase Agmt dtd Feb. 4, 2003 by &  between D as RPA Seller and WFB Funding, LLC as Purchaser

		World’s Foremost Bank	U.S. Bank National Association, as Trustee	File No. 9906468696-6 Filed on 9-1-2006 Lapse Date: 9-1-2016 Continuation File No. 9911653617-6 Filed on 3-10-2011
All D’s right, title & interest in & to the Receivables, per that certain Assignment No. 1 of Receivables in Additional Accounts dtd as of Jun. 28, 2001 by & between D as Transferor & Servicer, and SP as Trustee of the Cabela’s Master Credit Card Trust

Sched. 6.14-43

Jurisdiction	Lien Type	Debtor	Secured Party	Filing Information	Collateral
		World’s Foremost Bank	U.S. Bank National Association, as Trustee	File No. 9906468697-8 Filed on 9-1-2006 Lapse Date: 9-1-2016 Continuation File No. 9911653618-8 Filed on 3-10-2011
All D’s right, title & interest in & to the Receivables, per that certain Pooling & Servicing Agmt dtd Mar. 23, 2001 and the Series 2001-1 Supplement thereto, by & between D as transferor & Servicer, and SP as Trustee of the Cabela’s Master Credit Card Trust

		World’s Foremost Bank	Noble Systems Corporation	File No. 9910627410-4 Filed on 5-14-2010 Lapse Date: 5-14-2015
Enterprise Contact Center:  80 agent stations, Noble voice/video archive server, Noble report archive server, Noble text to speech server, Noble composer Web agent Server, Noble replication server, Standby SIPhony “telephony” server

* * * * *

Sched. 6.14-44

EXHIBIT A

COMPLIANCE CERTIFICATE

To:	The Lenders parties to the
Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of November 2, 2011 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Cabela’s Incorporated, a Delaware corporation (the “Borrower”), the lenders party thereto and U.S. Bank National Association, as Administrative Agent for the Lenders and as LC Issuer.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.           I am the duly elected [__________] of the Borrower;

2.           I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.           The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4.           Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

**[5. Schedule II hereto sets forth the determination of the interest rates to be paid for Advances, the Standby LC Fee rates and the Commitment Fee rates commencing on the fifth day following the delivery hereof.]**

**[6. Schedule III attached hereto sets forth the various reports and deliveries that are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance.]**

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action that the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

EXH. A-1

The foregoing certifications, together with the computations set forth in Schedule I **[and Schedule II]** hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this __ day of _______, ___.

                                 _________________________

EXH. A-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of [_________], 20[__] with
Provisions of [___] and [____] of
the Agreement

[insert relevant calculations]

SCHEDULE II TO COMPLIANCE CERTIFICATE

Borrower’s Applicable Margin Calculation

SCHEDULE III TO COMPLIANCE CERTIFICATE

Reports and Deliveries Currently Due

EXHIBIT B

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swing line loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	_________________________________________________________

2.	Assignee:	_________________________________________________________ [and is an Affiliate/ Approved Fund of [identify Lender]1

3.	Borrower(s):	Cabela’s Incorporated

1 Select as applicable.

EXH. B-1

4.	Administrative Agent:	U.S. Bank, National Association, as the agent under the Credit Agreement.

5.	Credit Agreement:	The Credit Agreement dated as of November 2, 2011 among Cabela’s Incorporated, the Lenders party thereto, U.S. Bank National Association, as Administrative Agent, and the other agents party thereto.

6.	Assigned Interest:

Facility Assigned		Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans2
[____________]3		$	$	[_______]%
[____________]3		$	$	[_______]%
[____________]3		$	$	[_______]%

7.	Trade Date:	[______________________]4

Effective Date: [____________________, 20[__] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:	_________________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:	_________________________________
Title:

EXH. B-2

[Consented to and]5 Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:____________________________
Title:

[Consented to:]6

*Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
3 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,”, etc.)

4 Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.
5 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
6 To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

[NAME OF RELEVANT PARTY]

By:____________________________
Title:

EXH. B-3

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1           Assignor.  The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby.  Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the property, books or records of the Borrower, or any Guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

1.2.           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of  the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Reimbursement Obligations, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C

[FORM OF] BORROWING NOTICE

TO:           U.S. Bank National Association, as administrative agent (the “Administrative Agent”) under that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of November 2, 2011 among Cabela’s Incorporated (the “Borrower”), the financial institutions party thereto, as lenders (the “Lenders”), and the Administrative Agent.

Capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

The undersigned Borrower hereby gives to the Administrative Agent a Borrowing Request pursuant to Section 2.8 of the Credit Agreement, and the Borrower hereby requests to borrow on [_______________], 20[__] (the “Borrowing Date”):

(a)  from the Lenders, on a pro rata basis, an aggregate principal Dollar Amount of $[___________] in Revolving Loans as:

1.           a Base Rate Advance (in Dollars)

2.           a Eurocurrency Advance with the following characteristics:

             Interest Period of [_______] month(s)

Agreed Currency:  [________]

(b)  from the Swing Line Lender, a Swing Line Loan (in Dollars) of $[____________] bearing interest at:

1.           a Base Rate Advance (in Dollars)

2.           Daily Eurocurrency Rate

3.           Agreed interest rate of [____]% per annum

The undersigned hereby certifies to the Administrative Agent and the Lenders that (i) all of the representations and warranties of the Borrower set forth in the Credit Agreement (a) that contain a materiality qualifier are true and correct in all respects and (b) that do not contain a materiality qualifier are true and correct in all material respects (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) on and as of the date of the Advance requested herein; (ii) at the time of and immediately after giving effect to such Advance, no Default shall have occurred and be continuing; and (iii) all other relevant conditions set forth in Section 4.2 of the Credit Agreement have been satisfied.

******

EXH. C-1

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed by its authorized officer as of the date set forth below.

Dated: _______________, 20__

CABELA’S INCORPORATED

By:
Name:
Title:

EXH. C-2

EXHIBIT D

NOTE

_____, 2011

Cabela’s Incorporated, a Delaware corporation (the “Borrower”), promises to pay to the order of [____________________________________] (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of November 2, 2011 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, the LC Issuers and U.S. Bank National Association, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is secured pursuant to the Collateral Documents, if any, and guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

In the event of default hereunder, the undersigned agree to pay all costs and expenses of collection, including reasonable attorneys’ fees.  The undersigned waive demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEBRASKA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

CABELA’S INCORPORATED

By:
Print Name:
Title:

EXH. D-1

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF [_________________],
DATED [__________], 20[__]

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

EXH. D-2

EXHIBIT E

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated [__________], 20[__] (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of November 2, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cabela’s Incorporated (the “Borrower”), the Lenders party thereto and U.S. Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.26 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the Aggregate Commitment pursuant to such Section 2.26 of the Credit Agreement; and

WHEREAS, pursuant to Section 2.26 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.  The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Commitment increased by $[__________], thereby making the aggregate amount of its total Commitments equal to $[__________].

2.  The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.  Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.  This Supplement shall be governed by, and construed in accordance with, the laws of the State of Nebraska.

5.  This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

EXH. E-1

          IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

CABELA’S INCORPORATED

By:
Name:
Title:

Acknowledged as of the date first written above:

U.S. BANK NATIONAL ASSOCIATION
as Administrative Agent

By:
Name:
Title:

EXH. E-2

EXHIBIT F

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated [__________], 20[__] (this “Supplement”), to the Credit Agreement, dated as of November 2, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cabela’s Incorporated (the “Borrower”), the Lenders party thereto and U.S. Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.26 thereof that any bank, financial institution or other entity may increase Commitments under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.      The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment with respect to Revolving Loans of $[__________].

2.      The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

EXH. F-1

3.      The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[___________]

4.      The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.      Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6.      This Supplement shall be governed by, and construed in accordance with, the laws of the State of Nebraska.

7.      This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

EXH. F-2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

CABELA’S INCORPORATED

By:
Name:
Title:

Acknowledged as of the date first written above:

U.S. BANK NATIONAL ASSOCIATION
as Administrative Agent

By:
Name:
Title:

EXH. F-3

EXHIBIT G

LIST OF CLOSING DOCUMENTS

CABELA’S INCORPORATED

CREDIT FACILITIES

1.	Cabela’s Incorporated
	A.	Secretary’s Certificate
		i.	Amended and Restated Articles of Incorporation
		ii.	Amended and Restated Bylaws
		iii.	Resolutions of Board of Directors
	B.	Good Standing Certificates
		i.	Delaware
		ii.	Nebraska

2.	Cabela’s Marketing and Brand Management, Inc.
	A.	Secretary's Certificate
		i.	Articles of Incorporation
		ii.	Bylaws
		iii.	Resolutions of Board of Directors
	B.	Good Standing Certificates
		i.	Nebraska
		ii.	South Dakota
		iii.	Wisconsin

3.	Cabela's Outdoor Adventurs, Inc.
	A.	Secretary's Certificate
		i.	Articles of Incorporation
		ii.	Bylaws
		iii.	Resolutions of Board of Directors
	B.	Good Standing Certificate
		i.	Nebraska

4.	Cabela's Retail IL, Inc.
	A.	Secretary's Certificate
		i.	Articles of Incorporation
		ii.	Bylaws
		iii.	Resolutions of Board of Directors
	B.	Good Standing Certificate
		i.	Illinois

EXH. G-1

5.	Cabela’s Retail LA, LLC
	A.	Secretary’s Certificate
		i.	Articles of Organization
		ii.	Operating Agreement
		iii.	Resolutions of Sole Member and Management Board
	B.	Good Standing Certificates
		i.	Nebraska
		ii.	Louisiana

6.	Cabela’s Retail MO, LLC
	A.	Secretary's Certificate
		i.	Articles of Organization
		ii.	Operating Agreement
		iii.	Resolutions of Sole Member
	B.	Good Standing Certificates
		i.	Nebraska
		ii.	Missouri

7.	Cabela's Trophy Properties, LLC
	A.	Secretary's Certificate
		i.	Articles of Organization
		ii.	Operating Agreement
		iii.	Resolutions of Sole Member and Board of Governors
	B.	Good Standing Certificate
		i.	Nebraska

8.	Cabela’s Ventures, Inc.
	A.	Secretary's Certificate
		i.	Articles of Incorporation
		ii.	Bylaws
		iii.	Resolutions of Board of Directors
	B.	Good Standing Certificates
		i.	Nebraska
		ii.	Michigan
		iii.	Minnesota
		iv.	South Dakota

9.	Cabela’s Wholesale, Inc.
	A.	Secretary’s Certificate
		i.	Articles of Incorporation
		ii.	Bylaws
		iii.	Resolutions of Board of Directors
	B.	Good Standing Certificates
		i.	Arizona
		ii.	Colorado
		iii.	Connecticut
		iv.	Idaho
		v.	Indiana

EXH. G-2

vi.	Kansas
vii.	Maine
viii.	Michigan
ix.	Minnesota
x.	Montana
xi.	Nebraska
xii.	Nevada
xiii.	Oregon
xiv.	Pennsylvania
xv.	South Dakota
xvi.	Texas
xvii.	Utah
xviii.	Washington
xiv.	West Virginia
xv.	Wisconsin

EXH. G-3

Return to Form 8-K